                                SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a)
                  of the Securities Exchange Act of 1934
                            (Amendment No.      )

Filed by the Registrant  / X /
Filed by a Party other than the Registrant  /___/

Check the appropriate box:
/___/     Preliminary Proxy Statement
/___/ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ X /     Definitive Proxy Statement
/ X /     Definitive Additional Materials
/___/     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            ________________

                         REYNOLDS METALS COMPANY
             (Name of Registrant as Specified In Its Charter)

              Board of Directors of Reynolds Metals Company
                (Name of Person(s) Filing Proxy Statement
                     if other than the Registrant)
                            ________________

Payment of Filing Fee (Check the appropriate box):
/ X /     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) of Schedule 14A.
/___/ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/___/     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
/___/     Fee paid previously with preliminary materials.
/___/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                          REYNOLDS METALS COMPANY

                           6601 West Broad Street
                          Richmond, Virginia 23230



                                                            February 23, 1996



To Our Stockholders:

     You are cordially invited to attend the 1996 Annual Meeting of Stockholders of Reynolds Metals Company which will be held at the offices of the Company, Reynolds Metals Building, 6601 West Broad Street, Richmond, Virginia, on Wednesday, April 17, 1996, at 10:00 a.m., local time. All holders of record of the Company's outstanding Common Stock and 7% PRIDES(SM), Convertible Preferred Stock at the close of business on February 20, 1996 are entitled to vote at the Annual Meeting.

     At the Meeting, Stockholders will consider the items of business described in the accompanying Notice of Annual Meeting and Proxy Statement. In addition, I will present a report on the Company's business operations.

     We hope you will be able to attend the Annual Meeting. If you plan to attend, please mark the attendance box on the proxy card.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, I URGE YOU TO COMPLETE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND, YOUR HAVING SENT IN YOUR PROXY WILL NOT RESTRICT YOUR RIGHT TO VOTE IN PERSON.

                                        Sincerely,



                                        Richard G. Holder
                                        Richard G. Holder
                                        Chairman of the Board and
                                        Chief Executive Officer

                           REYNOLDS METALS COMPANY

                            6601 West Broad Street
                           Richmond, Virginia 23230
                               --------------

                                   NOTICE
                                     OF
                       ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD APRIL 17, 1996
                                --------------


To the Holders of Shares of Common Stock and 7% PRIDES, Convertible Preferred
Stock:

     The Annual Meeting of Stockholders of Reynolds Metals Company will be held on Wednesday, April 17, 1996, at 10:00 a.m., local time, at the offices of the Company, Reynolds Metals Building, 6601 West Broad Street, Richmond, Virginia, for the following purposes:

          1.  To elect Directors of the Company;

          2.  To approve an amendment to the Company's Performance Incentive
              Plan;

          3.  To approve the 1996 Nonqualified Stock Option Plan;

          4. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the year 1996; and

          5. To transact such other business as may properly come before the Meeting.

     Stockholders of record at the close of business on February 20, 1996 are entitled to vote at the Meeting. Holders of Common Stock will be entitled to one vote per share. Holders of 7% PRIDES, Convertible Preferred Stock will be entitled to 4/5 of a vote per share.

                           By Order of the Board of Directors,


                               D. MICHAEL JONES
                               Secretary



February 23, 1996

                          REYNOLDS METALS COMPANY
                                -----------

                             PROXY STATEMENT
                                  FOR
                     ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD APRIL 17, 1996
                               -----------


                     PROXY SOLICITATION AND VOTING

     This Proxy Statement is furnished to holders of shares of Common Stock, without par value (the "Common Stock"), and 7% PRIDES, Convertible Preferred Stock (the "PRIDES"), of Reynolds Metals Company (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on April 17, 1996 and at any adjournments thereof.

     Proxies may be solicited by mail, telephone, telegraph or other electronic means and personal interview. The Company has retained Morrow & Co., Inc., 909 Third Avenue, New York, New York 10022-4799, to aid in the solicitation of proxies. For this service, Morrow & Co., Inc. will receive a fee of $11,000, plus reimbursement of out-of-pocket expenses. Brokers, banks and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of Common Stock and PRIDES. All costs of the solicitation will be borne by the Company.

     Holders of Common Stock and PRIDES of record at the close of business on February 20, 1996 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote at the Meeting 63,604,494 shares of Common Stock, each entitled to one vote, and 11,000,000 shares of PRIDES, each entitled to 4/5 of a vote. Holders of shares of Common Stock and PRIDES will vote together as one class. The presence, in person or by proxy, of Stockholders entitled to cast at least a majority of the votes which all Stockholders are entitled to cast will constitute a quorum. The affirmative vote of Stockholders representing a majority of the votes cast is required for the election of the Nominees (Item 1) and the approval of Items 2 and 3. Abstentions will be treated as votes against an item. "Non-votes" (in which a nominee holding shares for a beneficial owner votes on certain matters pursuant to discretionary authority or instructions from the beneficial owner but does not vote on other matters for which the nominee has not received instructions from the beneficial owner and may not exercise discretionary voting authority, the latter being termed "non-votes") will have no effect on the vote.

     Any Stockholder giving a proxy has the power to revoke it at any time before its use. If a proxy is properly signed and is not revoked by the Stockholder, the shares it represents will be voted at the Annual Meeting in accordance with the instructions of the Stockholder, or where no instructions are given, such shares will be voted FOR Items 1, 2, 3 and 4.

     It is anticipated that proxy materials will first be mailed to Stockholders on or about March 4, 1996.


                     ITEM 1.  ELECTION OF DIRECTORS

Information Concerning the Nominees

     Effective April 17, 1996, the Board of Directors will consist of thirteen persons. Unless otherwise instructed on the proxy, the shares represented by proxies will be voted for the election of the thirteen Nominees named below as Directors of the Company for the ensuing year. If any Nominee becomes unavailable to serve as a Director for any reason, the shares represented by such proxies may be voted for a substitute Nominee designated by the Board of Directors.

     All of the Nominees were elected at the 1995 Annual Meeting of Stockholders. Robert J. Vlasic, a Director since 1987, having reached age 70, will retire from the Board of Directors and not stand for reelection. Yale M. Brandt, elected a Director in 1988, retired from the Company and the Board of Directors effective September 30, 1995. Charles A. Sanders, elected a Director in 1992, resigned from the Board of Directors effective May 31, 1995 following his decision to step down as chairman of Glaxo, Inc. to run for the United States Senate.

     The following table sets forth the names, ages and principal occupations of, and certain other information regarding, the Nominees:


                                                                 Director
Name-Age-Principal Occupation-Other Information                   Since
-----------------------------------------------                  --------

PATRICIA C. BARRON (53)                                            1994
     Vice President, Xerox Corporation, a manufacturer of office systems and equipment, and President, Engineering Systems
     Division, Xerox Corporation, since 1993.  President, Office
     Products Division, Xerox Corporation, 1992-1993.  Director,
     Corporate Information Management, Xerox Corporation, 1990-1992. Director, Quaker Chemical Corporation and Frontier Corporation.

WILLIAM O. BOURKE (68)                                             1982
     Retired. Chairman of the Board and Chief Executive Officer of the Company, 1988-1992. Director, Merrill Lynch & Co., Inc., Premark International, Inc. and Sonat Inc.

JOHN R. HALL (63)                                                  1985
     Chairman of the Board and Chief Executive Officer, Ashland
     Inc., a petroleum refiner and supplier of petroleum products, since 1981. Director, Banc One Corporation, The Canada Life
     Assurance Company, CSX Corporation, Humana Inc. and UCAR
     International Inc.

ROBERT L. HINTZ (65)                                               1986
     Chairman of the Board, R. L. Hintz & Associates, a management services firm, since 1989. Director, The
     Chesapeake Corporation, Scott & Stringfellow, Inc. and
     Ashland Coal, Inc.

RICHARD G. HOLDER (64)                                             1984
     Chairman of the Board and Chief Executive Officer of the Company since May 1992. President and Chief Operating
     Officer of the Company, 1988-1992.  Director, Universal
     Corporation and CPC International Inc.

WILLIAM H. JOYCE (60)                                              1995
     Chairman of the Board and Chief Executive Officer, Union
     Carbide Corporation, a manufacturer of chemicals and plastics, since January 1996. President and Chief Executive Officer, Union Carbide Corporation, April 1995-December 1995. President and Chief Operating Officer, Union Carbide
     Corporation, 1993-April 1995. Executive Vice President, Operations, Union Carbide Corporation, 1992-1993. Executive
     Vice President, Union Carbide Chemicals and Plastics Company
     Inc., a wholly-owned subsidiary of Union Carbide Corporation, and Vice President, Union Carbide Corporation, 1990-1992. Director, Melville Corporation.

MYLLE BELL MANGUM (47)                                              1995
     Executive Vice President, Strategic Management, Holiday Inn
     Worldwide, a subsidiary of Bass PLC engaged in the operation of hotels worldwide, since 1992. Director, Corporate Planning and Development, BellSouth Corporation, 1987-1992. Director, Holiday Inn Worldwide and Scientific-Atlanta, Inc.

D. LARRY MOORE (59)                                                 1995
     President and Chief Operating Officer, Honeywell Inc., a global manufacturer of automation and control systems, since
     April 1993.  Executive Vice President and Chief Operating
     Officer for Space and Aviation, Honeywell Inc., 1990-1993.
     Director, Honeywell Inc., Rohr Inc. and The Geon Company.

RANDOLPH N. REYNOLDS (54)                                          1984
     Vice Chairman of the Board of the Company since January 1994. Executive Vice President, International of the Company,
     1990-1994. President, Reynolds International, Inc., a subsidiary of the Company, since 1980, and Chief Executive
     Officer of that subsidiary since 1981.  Director, First Union
     Corporation.

                                                                 Director
Name-Age-Principal Occupation-Other Information                   Since
-----------------------------------------------                  --------

JAMES M. RINGLER (50)                                              1994
     President and Chief Operating Officer, Premark International, Inc., a diversified manufacturer of premium brand name products, since 1992. Executive Vice President, Premark
     International, Inc., 1990-1992.  Director, Premark
     International, Inc. and Thiokol Corporation.

HENRY S. SAVEDGE, JR. (62)                                         1992
     Executive Vice President and Chief Financial Officer of the
     Company since May 1992.  Vice President, Finance of the
     Company, 1990-1992.

JEREMIAH J. SHEEHAN (57)                                           1994
     President and Chief Operating Officer of the Company since
     January 1994. Executive Vice President, Fabricated Products of the Company, 1993-1994. Executive Vice President, Consumer and Packaging Products of the Company, 1990-1993.

JOE B. WYATT (60)                                                  1992
     Chancellor, Vanderbilt University since 1982.  Director,
     Sonat Inc. and Ingram Industries, Inc.

     William G. Reynolds, Jr., the brother of Randolph N. Reynolds, is a Vice President of the Company.

Meetings and Committees of the Board

     The Board of Directors held eight meetings and two executive sessions in 1995. The Board has appointed from its members six standing committees of the Board, which met periodically during 1995. Incumbent Directors' attendance at meetings of the Board and of standing committees on which they served averaged over 95% during 1995. All incumbent Directors serving in 1995 attended at least 75% of such meetings.

     The Executive Committee is composed of W. O. Bourke (Chairman), R. G. Holder, R. N. Reynolds, H. S. Savedge, Jr. and J. J. Sheehan. It has the power to act in place of the Board of Directors during intervals between meetings of the Board and to review and approve the compensation of Directors of the Company. This committee met twice in 1995.

     The Finance Committee is composed of H. S. Savedge, Jr. (Chairman), P. C. Barron, W. O. Bourke, R. L. Hintz, M. B. Mangum, R. N. Reynolds, J. J. Sheehan and R. J. Vlasic. Its principal function is to assist the Board in fulfilling its oversight responsibilities with respect to the raising and allocation of capital. It makes recommendations respecting long-term and short-term financings, acquisitions, dispositions, investments and major capital expenditures. It reviews the Company's capital budget, the status of capital appropriations from time to time, and the Company's insurance programs. This committee met four times in 1995.

     The Audit Committee is composed of R. L. Hintz (Chairman), P. C. Barron,
J. R. Hall, M. B. Mangum, D. L. Moore and J. M. Ringler. The principal function of the Audit Committee is to review the system of internal controls which management and the Board of Directors have established and the audit function of the Company's independent auditors and its Internal Auditing Department. In this connection, the Audit Committee recommends to the Board of Directors the firm to be engaged by the Company as its independent auditors.
It reviews, among other things, audit plans and procedures, the Company's financial statements, the Company's policies with respect to conflicts of interest and the prohibition of the use of corporate funds or other assets for improper purposes, changes in accounting policies and the use of independent auditors for nonaudit services. This committee met three times and acted once by unanimous written consent in 1995.

     The Compensation Committee is composed of J. R. Hall (Chairman), W. H. Joyce, D. L. Moore, J. M. Ringler and J. B. Wyatt. The principal functions of the Compensation Committee are to review and recommend to the Board, or determine, the compensation paid to the Company's Executive Officers and to administer designated executive compensation plans of the Company, including the 1982, 1987 and 1992 Nonqualified Stock Option Plans and the Performance Incentive Plan. See "Report of Compensation Committee on Executive Compensation". This committee met four times and acted twice by unanimous written consent in 1995.

     The Committee on Directors is composed of R. J. Vlasic (Chairman), P. C. Barron, J. R. Hall, W. H. Joyce, J. M. Ringler and J. B. Wyatt. The primary function of the Committee on Directors is to recommend to the Board of Directors persons to be considered for election to the Board. In making such recommendations, the Committee on Directors will consider nominations submitted by Stockholders. The Board of Directors has adopted a policy under which it will not elect or nominate for election or reelection to the Board of Directors any person who has attained age 70. An officer of the Company serving as a member of the Board of Directors is expected to resign as a Director at the time he ceases to be an officer, whether due to retirement or otherwise. The Board of Directors has waived this requirement with respect to W. O. Bourke, who retired in 1992. In addition, the policy provides that if a nonemployee Director has a substantial change in principal employment and/or responsibility, the Director is expected to resign effective on the last day of the month in which the next regular meeting of the Board is held, unless before that date the Board, based on a review and determination by the Committee on Directors regarding whether the Director's continued service on the Board is in the Company's best interests, approves the withdrawal of the resignation. The Committee on Directors will consider Stockholder nominations for the 1997 Annual Meeting if submitted in writing in accordance with the procedures set forth under "General Information - Stockholders' Proposals and Nominations". This committee met five times in 1995.

     The Pension Investment Committee is composed of J. B. Wyatt (Chairman),
W. H. Joyce, R. N. Reynolds, J. J. Sheehan and R. J. Vlasic. It oversees the financial administration of the assets of the pension plans of the Company and certain subsidiaries, including the selection of trustees and investment managers for the assets of these plans and periodic review of investment results. It also maintains a comprehensive statement of investment policy and appoints independent auditors for each pension plan. This committee met three times in 1995.

Board Compensation and Benefits

     Directors who are not employed by the Company or any of its subsidiaries ("Outside Directors") are paid an annual retainer of $27,500 for serving as a Director, and $3,000 for serving as committee chairman, except the chairmen of each of the Audit Committee and Compensation Committee are paid $4,000. Outside Directors are also paid $1,000 for each Board and committee meeting attended, plus expenses reasonably incurred in connection with Company business.

     The Company has a Restricted Stock Plan for Outside Directors, approved by Stockholders at the 1994 Annual Meeting. Under the plan, Outside Directors are granted 1,000 shares of Common Stock subject to forfeiture and transfer restrictions ("Restricted Stock") 60 days after initial election to the Board. (Outside Directors elected to office by the Stockholders at the 1994 Annual Meeting were each granted 1,000 shares of Restricted Stock on June 1, 1994.) The restrictions expire as to 200 shares of Restricted Stock on the April 1 immediately following the date of grant (or, if later, the date that is the six-month anniversary of the date of grant). Restrictions expire as to an additional 200 shares on each successive April 1, so that by the fifth April 1 following the date of grant, restrictions on all 1,000 shares will have expired, assuming continued service by the Outside Director throughout the period. The plan provides for an additional grant of 1,000 shares of Restricted Stock to be made to each Outside Director on June 1 of the year in which the restrictions have expired as to all the shares covered by the Outside Director's previous grant under the plan (assuming the Outside Director continues to serve as an Outside Director on such June 1). If an Outside Director ceases to be a member of the Board because of death or disability or because of a Change in Control (as defined in the plan) of the Company, restrictions on 200 shares will lapse immediately, with all other shares as to which restrictions have not expired being forfeited. If an Outside Director ceases to be a member of the Board for any other reason, all shares as to which restrictions have not expired will be forfeited.

     The Company has a deferred compensation plan under which a Director may elect for each year to defer receipt of all or part of his or her retainer and meeting fees. The deferred amounts will be paid in cash after (a) a specified year, (b) the Director ceases to be a member of the Board of Directors or (c) the Director reaches age 70, as the Director elects (except that clause (b) applies in all cases where the deferred amounts are credited with additional compensation in the form of share equivalents as described in clause (ii) in the next sentence). Amounts deferred are credited with additional compensation in the form (as elected by the Director) of (i) interest at an annual rate set by the plan committee, whose members are not eligible to participate in the plan, or (ii) a number of equivalent shares of Common Stock, together with dividend equivalents based on the dividends paid on such shares of Common Stock. Participants have the option to receive payment in a lump sum or in annual installments over a two- to ten-year period.

     The Company also has a retirement plan for Directors who are not active or retired employees of the Company or a subsidiary. The annual retirement payment is equal to the annual retainer being paid for serving as a member of the Board at the time the Director retires as a Director. Payments will begin when the Director attains age 65 or, if later, when he or she retires as a Director. Payments will be made quarterly and will continue for the same number of calendar quarters as the person served as a nonemployee Director.
All payments will cease upon the former Director's death.

     In addition, the Company has a death benefit plan for Directors who are not active or retired employees of the Company or a subsidiary. Any such Director who serves until attaining age 65 will continue to be covered after retirement. The amount of the death benefit is $50,000.

Other Compensation

     The Company has a consulting agreement with W. O. Bourke, a Director of the Company and former Chairman of the Board and Chief Executive Officer of the Company, through April 30, 1997, providing for (i) payment of an annual fee of $100,000, (ii) reimbursement of reasonable travel and other related business expenses and (iii) making available to Mr. Bourke office space, secretarial services and a car. For 1995, Mr. Bourke received $109,796 in consulting fees and personal benefits.


       ITEM 2.  APPROVAL OF AMENDMENT TO THE PERFORMANCE INCENTIVE PLAN

     The Company has a Performance Incentive Plan (the "Incentive Plan") providing competitive variable compensation opportunities to Executive Officers and other key employees based on achievement of annual business goals. The Board of Directors has authorized an amendment to the Incentive Plan effective January 1, 1996, subject to Stockholder approval, to qualify variable compensation payable under the Incentive Plan to top executives of the Company for the "performance-based compensation" exemption of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), so that the Company will receive a tax deduction for amounts paid under the Incentive Plan.

Background

     Section 162(m) of the Code limits the deductibility by the Company of certain compensation in excess of $1 million paid to the Company's Chief Executive Officer and the other four most highly compensated Executive Officers. In 1994, the Board of Directors adopted amendments to the Company's New Management Incentive Deferral Plan and Salary Deferral Plan for Executives to add mandatory deferral features which take effect when annual compensation payable to any of these five Executive Officers would not be deductible. (For a description of these plans as amended, see "Executive Compensation - Certain Arrangements".) The mandatory deferrals were intended to be an interim measure for avoiding the loss of tax deductions, pending the adoption of final regulations by the Internal Revenue Service, and expire on December 31, 1996.

     The following summary of the Incentive Plan as currently in effect and of the proposed amendment to the Incentive Plan is subject to and qualified in its entirety by the full text of the Incentive Plan and the amendment, respectively. Any Stockholder desiring a copy of the Incentive Plan and the proposed amendment may obtain them by writing to Reynolds Metals Company, 6601 West Broad Street, P.O. Box 27003, Richmond, Virginia 23261-7003, Attention:
Secretary.

Current Provisions of the Incentive Plan

     Purpose. The purpose of the Incentive Plan is to promote the financial success of the Company by providing variable compensation opportunities which are competitive with those of other major companies, supporting the Company's goal-setting and strategic planning process and motivating key executives to achieve annual business goals by allowing them to share in the risks and rewards of the business.

     Administration. The Incentive Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is composed entirely of nonemployee Directors. No member of the Committee is eligible to participate in the Incentive Plan.

     Eligibility for Participation. Officers and other key employees of the Company and its subsidiaries who are recommended by the Company's Chief Executive Officer and who are approved by the Committee are eligible to participate in the Incentive Plan during a given year. A total of 275 persons (including all current Executive Officers) were eligible to participate in the Incentive Plan in 1995.

     Awards. Under the Incentive Plan, the Company makes variable compensation awards which vary in amount from year to year, or are not paid at all, based on performance. The Incentive Plan currently does not specify particular performance measures that must be taken into account, leaving the determination of such measures to the Committee's discretion on an annual basis. Threshold, target and maximum award levels are established by the Committee to reward performance based on corporate, business unit and individual goals. For a discussion of the factors considered by the Committee in setting award levels for 1995, see "Report of Compensation Committee on Executive Compensation -- Variable Compensation".

     After the close of each year, management recommends awards for participants (other than for the Chief Executive Officer) for that year based on its assessment of corporate, business unit and individual performance for the year. The Committee makes its own assessment of corporate and individual performance in determining any award to be paid to the Chief Executive Officer. The Committee grants awards it deems appropriate after considering management's recommendations and the total annual cash compensation levels necessary to be competitive with levels paid by a comparison group of comparably-sized, capital intensive companies. In special cases of meritorious performance, after consultation with management, the Committee may make awards to individuals not previously designated as eligible for participation during the year. In addition, if a participant has died during the year, an award may be made to the participant's spouse or legal representative if the Committee so determines.

     A total of 375 persons received awards under the Incentive Plan for 1995. Awards granted for 1995 are included in the Summary Compensation Table as bonuses.

     All awards under the Incentive Plan are paid in cash, except that if a participant in the Incentive Plan who is subject to the Company's Stock Ownership Guidelines for Officers does not meet the applicable minimum stock ownership level as of year-end, the next award to the participant under the Incentive Plan is paid part in cash and part in stock (up to one-half the value of the award but not to exceed the participant's annual rate of base salary in effect at the time of the award). For a description of the Company's Stock Ownership Guidelines for Officers, see "Report of Compensation Committee on Executive Compensation -- Stock Ownership Guidelines". The mandatory share award provision does not apply to the extent the participant has already elected under the Company's New Management Incentive Deferral Plan to defer a portion of his or her award under the Incentive Plan and to have such deferred award credited with additional income based on equivalent shares of common stock of the Company. Also, to the extent a participant was subject to a mandatory deferral of the payment of part or all of an award under the Incentive Plan for 1995 or 1996 (to avoid the loss of tax deductions by the Company under the Code), the mandatory deferral applied first to the part of the award that was payable in cash. See "Executive Compensation -- Certain Arrangements".

     Participants may voluntarily defer receipt of their awards under the Incentive Plan in accordance with the provisions of the Company's New Management Incentive Deferral Plan. In addition, under a mandatory deferral feature effective for 1995 and 1996, payment of awards under the Incentive Plan to the Company's Chief Executive Officer or any of its other four most highly compensated Executive Officers was automatically deferred to the extent necessary to make each such Executive Officer's annual compensation fully deductible. Any amounts so deferred will be paid out after the Executive Officer's retirement in accordance with a schedule elected by the Executive Officer. See "Executive Compensation -- Certain Arrangements".

     Amendment or Termination. The Board of Directors, without Stockholder approval, may amend, suspend or terminate the Incentive Plan at any time. Notwithstanding the foregoing, the Board may, in any circumstance where it deems such approval necessary or desirable, and shall, to the extent necessary to maintain compliance with Rule 16b-3, as in effect from time to time, under the Securities Exchange Act of 1934, require Stockholder approval as a condition to the effectiveness of any amendment or modification of the Incentive Plan.

Proposed Amendment to the Incentive Plan

     As proposed to be amended, the Incentive Plan as described above will continue in effect except as set forth below.

     Administration. The provisions of the Incentive Plan that are the subject of the proposed amendment will be administered solely by those members of the Committee (at least two) who are "outside directors" for purposes of Section 162(m) of the Code. For "Top Executives" (as defined below), the Incentive Plan must be administered in a manner consistent with the performance-based compensation requirements of Section 162(m) of the Code.

     Performance Goals. Under the proposed amendment, the following special provisions will apply each year to awards to participants who are designated by the Committee as "Top Executives" for that calendar year. "Top Executives" will include the Company's Chief Executive Officer and any other Executive Officer of the Company who may be reasonably likely to be subject to the limitations imposed by Section 162(m) of the Code. Within 90 days of the beginning of each calendar year, the Committee will establish in writing (i) one or more objective performance goals that must be reached for a Top Executive to receive an award under the Incentive Plan and (ii) the amount of the award to be paid if the goals are achieved. The Committee may reduce (or not pay) awards, but may not increase them. Performance goals may be based on net earnings, stock price, profit before taxes, return on equity, return on capital, return on assets, total return to shareholders, earnings per share or debt rating. Performance goals may vary from Top Executive to Top Executive and from year to year. In establishing performance goals, the Committee will establish both the minimum performance goal (the "Minimum Goal") that must be reached for the Top Executive to receive any award for the calendar year and the maximum performance goal (the "Maximum Goal") that must be reached for the Top Executive to receive the maximum award for the calendar year. Between the Minimum Goals and the Maximum Goals, the Committee may establish a range of intermediate performance goals with a corresponding range of awards between the minimum and maximum award opportunity. In no event may a Top Executive's maximum award under the Incentive Plan as proposed to be amended exceed $2,500,000.

     Other Variable Compensation. As described above, variable compensation awards will be payable to Top Executives under the proposed amendment to the Incentive Plan only in accordance with the achievement of the objective performance goals established at the beginning of the year. To allow the Committee some discretion to reward achievement of less objective but still important goals, the Board of Directors has authorized adoption of a separate Supplemental Incentive Plan (the "Supplemental Plan") covering Top Executives, to be effective January 1, 1996. Under the Supplemental Plan, the Committee will establish annual performance goals which will be different from and independent of the objective performance goals established under the proposed amendment to the Incentive Plan. Such goals may relate to corporate, divisional or individual performance as appropriate. Each year the Committee will establish a performance threshold that must be reached before any award may be paid under the Supplemental Plan and will also establish maximum awards that can be paid under the Supplemental Plan. No awards will be payable under the Supplemental Plan unless the Company achieves that performance threshold. In conjunction with the adoption of the Supplemental Plan, the Board of Directors has also approved an amendment to the Company's New Management Incentive Deferral Plan so that deferral elections will cover variable compensation payable under the Supplemental Plan as well as under the Incentive Plan. Payments under the Supplemental Plan will not qualify as "performance-based compensation" under Section 162(m) of the Code. It is anticipated, however, that potential payments under the Supplemental Plan will be relatively smaller than those under the Incentive Plan. Taking this into account, together with the Company's salary levels and the availability and use of deferred compensation programs, it is expected that substantially all compensation paid to Executive Officers will be deductible.

     New Plan Benefits. No determination has been made as to the amount of any awards that may be made in the future under the Incentive Plan as proposed to be amended. Moreover, it is not possible to determine amounts which would have been paid for the last completed fiscal year if the Incentive Plan as proposed to be amended had been in effect, given that (i) the performance goals for a year are established in advance based upon anticipated Company performance for the year and (ii) the Committee has discretion to reduce or not pay awards. Amounts actually paid under the Incentive Plan for 1995 to the Chief Executive Officer and the other four most highly compensated Executive Officers are shown in the bonus column of the Summary Compensation Table on page 20.

     The Board of Directors recommends that Stockholders vote FOR the approval of the amendment to the Incentive Plan. Shares represented by proxies will be voted for approval unless instructions to the contrary are given on the proxy.


           ITEM 3.  APPROVAL OF THE 1996 NONQUALIFIED STOCK OPTION PLAN

     The Board of Directors has authorized adoption of the Reynolds Metals Company 1996 Nonqualified Stock Option Plan (the "1996 Plan"), subject to Stockholder approval. If approved by Stockholders, the 1996 Plan will be effective as of January 1, 1996.

Background

     The Company has a 1992 Nonqualified Stock Option Plan (the "1992 Plan") adopted pursuant to Stockholder approval at the 1991 Annual Meeting. No options may be granted under the 1992 Plan after December 31, 1996. The 1996 Plan is substantially identical to the 1992 Plan except (i) the aggregate number of shares of Common Stock which may be sold or delivered is 2,000,000 rather than 3,250,000; (ii) the 1996 Plan limits the number of options that an optionee may be granted during the term of the 1996 Plan to 300,000 shares; and
(iii) the 1996 Plan specifically prohibits the repricing of previously granted options and stock appreciation rights (which was theoretically possible under the 1992 Plan but which the Company has never done).

     If the 1996 Plan is approved by Stockholders, grants of stock options will be made under it when no shares remain available for grant under the 1992 Plan. Options previously granted under the 1992 Plan will remain exercisable in accordance with their terms.

     The following summary of the principal features of the 1996 Plan is subject to and qualified in its entirety by the full text of the 1996 Plan. Any Stockholder desiring a copy of the 1996 Plan may obtain it by writing to Reynolds Metals Company, 6601 West Broad Street, P. O. Box 27003, Richmond, Virginia 23261-7003, Attention: Secretary.

The 1996 Plan

     Purpose. The purpose of the 1996 Plan is to assist the Company in attracting and retaining able key employees by providing them with additional incentive to contribute to the growth and success of the Company and to remain in its employ. The options provide a long-term incentive to build the Company's businesses and align key employees' objectives with shareholders' interests by rewarding key employees only when shareholder value is created.

     Administration. The 1996 Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). Each member of the Committee must be both a disinterested person as contemplated by Rule 16b-3, as in effect from time to time, under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Treasury Regulation
Section 1.162-27(e)(3), or any successor thereto. No member of the Committee is eligible to participate in the 1996 Plan. Among the powers granted to the Committee are the authority to interpret the 1996 Plan, adopt rules and regulations for its operation, determine the employees of the Company and its subsidiaries to receive grants and determine the number of shares and other terms and conditions of such grants.

     Eligibility for Participation. Under the 1996 Plan, stock options and stock appreciation rights may be granted to key employees of the Company and its subsidiaries (including Executive Officers) who, as determined by the Committee, contribute significantly to the growth and success of the Company or a subsidiary. Approximately 440 employees are currently expected to participate in the 1996 Plan.

     Stock Options. Each stock option granted under the 1996 Plan entitles the optionee to purchase one share of Common Stock from the Company, and is exercisable no earlier than one year or later than ten years from the date of grant (the "Option Period") at an exercise price equal to the fair market value of the underlying Common Stock on the date of grant. An optionee may exercise an option by giving written notice to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price. If required, the optionee must also pay an amount equal to applicable withholding taxes as soon as administratively feasible. The purchase price may be paid to the Company (i) in cash, (ii) with the approval of the Committee, in shares of Common Stock having a fair market value on the date of exercise equal to the aggregate purchase price, (iii) in a combination of such stock and cash or (iv) pursuant to the Company's broker-assisted stock option financing program (if such program is available at the time of the option's exercise), under which a brokerage firm makes a loan to the optionee for the payment of the option exercise price and all applicable withholding taxes. Under such program, the optionee may repay the loan by selling the purchased shares immediately through the brokerage firm, or the loan may remain outstanding until the shares are later sold or the loan is otherwise repaid by the optionee. If the Committee approves, an optionee may pay applicable withholding taxes in shares of Common Stock (including shares received from exercise of the option). No stock options may be granted under the 1996 Plan after December 31, 2000. The 1996 Plan prohibits the repricing of stock options. See "Limitation on Repricing; Adjustments" below.

     Stock Appreciation Rights. The 1996 Plan authorizes the Committee to grant stock appreciation rights in connection with a stock option either concurrently with the grant of such underlying option or at a later time determined by the Committee; provided, however, that the grant of a stock appreciation right must not otherwise change the terms of the underlying option. Such rights permit the optionee to surrender to the Company all or any part of the underlying option in exchange for shares of Common Stock or cash in an amount equal to the difference between (i) the fair market value of the Common Stock on the date of exercise and (ii) the option price. The Committee has the sole discretion to determine whether payment of the right will be made in shares of Common Stock, cash or a combination of the two. The Committee may determine that an optionee who is a Director or Executive Officer may receive cash upon exercise of a right only if the right is exercised during a limited "window period" established pursuant to SEC rules. In this situation, the amount received upon exercise of the right will be based on the highest fair market value during this window period. A stock appreciation right may be exercised only to the extent that the underlying option is exercisable. The exercise of a stock appreciation right extinguishes the underlying stock option, and similarly, the exercise of an option extinguishes the related stock appreciation right. Under the 1996 Plan, 100% of the shares subject to stock options may have stock appreciation rights attached. However, absent any changes in the current regulatory environment, the Company does not anticipate that stock options granted under the 1996 Plan will have stock appreciation rights attached. The 1996 Plan also prohibits the repricing of stock appreciation rights. See "Limitation on Repricing; Adjustments" below.

     Exercise Period. Each stock option and stock appreciation right will expire upon the earlier of (i) ten years after the date of grant of the option or (ii) termination of employment for any reason other than death, retirement, disability or other reason approved by the Committee. Subject to the foregoing, the Committee has discretion to determine the period or periods within which options and rights may be exercised.

     In consideration of the granting of stock options and stock appreciation rights, the optionee must remain in the employment of the Company or one of its subsidiaries, at the pleasure of the Company or such subsidiary, for at least one year after the date of grant. Grants are made without the payment of a purchase price by an optionee. The Committee in its discretion may allow an optionee who retires, becomes disabled or whose employment otherwise terminates for an approved reason within one year of the date of grant to exercise at any time during the Option Period any option or right outstanding but not yet exercisable as of the date of termination (to the extent otherwise permitted under the terms of the grant).

     Nontransferability. Except as otherwise required by applicable law, stock options and stock appreciation rights may not be transferred or assigned except by will or the laws of descent and distribution on the death of the optionee.

     Change in Control. In the event of a Change in Control (as defined in the 1996 Plan) of the Company, all options and stock appreciation rights already granted under the 1996 Plan would become immediately exercisable thirty days after the Change in Control occurs, unless the Committee determines that the Change in Control presents no material risk of loss of options to any optionee and directs that no such acceleration of exercisability should occur. To the extent necessary to preserve the exemption from short-swing profit liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, the date as of which options and rights first become exercisable by optionees who are Executive Officers or Directors may not be so accelerated to occur earlier than six months from the date of the respective grant.

     Number of Shares. The maximum number of shares of Common Stock that may be sold or delivered under the 1996 Plan is 2,000,000, subject to adjustments to reflect changes in the Company's capital structure, as described below. See "Limitation on Repricing; Adjustments". Such shares may be authorized but unissued shares, shares reacquired by the Company or a combination of both. Shares of Common Stock not purchased under any stock option granted under the 1996 Plan which are no longer available for purchase because of the expiration, termination or voluntary surrender of the option and which were not issued upon exercise of a related stock appreciation right continue to be available for the purposes of the 1996 Plan. No optionee may be awarded options to purchase in the aggregate more than 300,000 shares of Common Stock under the 1996 Plan, whether or not the optionee's options expire, terminate or are voluntarily surrendered.

     Limitation on Repricing; Adjustments. The 1996 Plan prohibits the repricing of stock options and stock appreciation rights. However, if any stock dividend is declared upon the Common Stock or if there is any stock split, stock distribution or other recapitalization of the Company with respect to its Common Stock, resulting in a split-up or combination or exchange of shares, or if any special distribution is made to the holders of the Common Stock, the aggregate number and kind of shares which may thereafter be offered under the 1996 Plan will be proportionately and appropriately adjusted, as the Committee may deem appropriate. In addition, upon the occurrence of such events, the number and kind of shares then subject to options granted to optionees and the per share option price therefor will be proportionately and appropriately adjusted, without any change in the aggregate purchase prices to be paid therefor, as the Committee may deem appropriate.

     Amendment or Termination. The Board of Directors may amend, modify, suspend or terminate the 1996 Plan at any time; provided, however, without the approval of Stockholders, no action may increase the total number of shares that may be issued under the 1996 Plan, except as provided above under "Limitation on Repricing; Adjustments". Notwithstanding the foregoing, the Board of Directors may, in any circumstance where it deems such approval necessary or desirable, and will, to the extent necessary to maintain compliance with Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time, require Stockholder approval as a condition to the effectiveness of any amendment or modification to the 1996 Plan. No amendment, modification, suspension or termination may, without the consent of the optionee, impair any previously granted stock option or stock appreciation right or deprive any optionee of shares of Common Stock previously acquired.


     Federal Income Tax Consequences. The following is a brief summary of the principal United States federal income tax consequences under current federal income tax laws related to grants under the 1996 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences.

     No tax is imposed on the optionee, and no deduction is available to the Company, upon the grant of a stock option. When an optionee exercises a stock option, the Company will be entitled to an income tax deduction equal to the amount required to be reported by the optionee as income at the time such amount is included in the optionee's income.

     Optionees will, upon the exercise of a stock option paid for in cash, recognize income for federal income tax purposes in an amount equal to the excess of the fair market value on the exercise date of the stock received over the price paid for it. The tax basis of the shares received by the optionee will be their fair market value on the exercise date.

     If an option is exercised by delivering Common Stock to the Company, the number of shares equal to the number delivered will be received without liability for federal income tax and will retain the tax basis of the shares so delivered. The fair market value on the exercise date of the additional shares received by the optionee will be taxable. The optionee's tax basis in such additional shares will be their fair market value on the date of exercise.

     Section 162(m) of the Code limits the deductibility by the Company of certain compensation in excess of $1 million paid to the Company's Chief Executive Officer and the other four most highly compensated Executive Officers. The 1996 Plan has been designed to qualify any grant made by the Committee under the 1996 Plan for the "performance-based compensation" exemption of Section 162(m) of the Code. As a result, the Company will receive a tax deduction when stock options and stock appreciation rights are exercised under the 1996 Plan.

     New Plan Benefits. The Committee has made no determinations with respect to grants of stock options or stock appreciation rights under the 1996 Plan. Further, since the grant of stock options and stock appreciation rights under the 1996 Plan is entirely within the Committee's discretion, it is not possible to determine the number of stock options that would have been granted for 1995 if the 1996 Plan had been in effect. For information concerning grants of stock options under the 1992 Plan in 1995, see "Executive Compensation -- Stock Option Grants in 1995".

     On February 22, 1996, the last reported sale price of the Company's Common Stock on the New York Stock Exchange Composite Transactions Tape was $52-1/2 per share.

     The Board of Directors recommends that Stockholders vote FOR the approval of the 1996 Plan. Shares represented by proxies will be voted for approval unless instructions to the contrary are given on the proxy.


           ITEM 4.  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of its Audit Committee, has selected Ernst & Young LLP as independent auditors to examine and report upon the financial statements of the Company and its consolidated subsidiaries for the year 1996 and is submitting this matter to Stockholders for their ratification. Ernst & Young LLP served as the Company's independent auditors in 1995 and in prior years. If Stockholders do not ratify the selection of Ernst & Young LLP, other independent auditors will be considered. One or more partners of the firm of Ernst & Young LLP will be present at the Annual Meeting to make a statement if they desire to do so and to respond to appropriate questions that may be asked by Stockholders.

     The Board of Directors of the Company recommends that Stockholders vote FOR the ratification of the selection of Ernst & Young LLP as independent auditors to examine and report upon the financial statements of the Company and its consolidated subsidiaries for the year 1996. Shares represented by proxies will be voted for approval unless instructions to the contrary are given on the proxy.


                        ITEM 5.  OTHER PROPOSED ACTION

     The Board of Directors is not aware that any matters other than those stated in this Proxy Statement will come before the Annual Meeting. Should any matters requiring the vote of Stockholders arise, it is intended that shares represented by proxies will be voted in accordance with the discretion of the person or persons holding the proxy.


                      BENEFICIAL OWNERSHIP OF SECURITIES

Principal Holders

     Stockholders who were known to the Company to own beneficially more than five percent of any class of voting securities of the Company at February 20, 1996 are set forth in the following table. Under the rules of the Securities and Exchange Commission ("SEC"), "beneficial ownership" is deemed to include any shares with respect to which the person, directly or indirectly, has or shares voting and/or investment power, whether or not such shares are held for the person's benefit.


                                                     Amount and Nature
                                                  of Beneficial Ownership     Percent
                                Title of Class       (Number of Shares)       of Class
                                --------------     -----------------------    --------

Wellington Management Company    Common Stock           10,143,759(1)           15.9%
75 State Street
Boston, Massachusetts  02109

FMR Corp.                        Common Stock            9,210,295(2)           14.1%(2)
82 Devonshire Street
Boston, Massachusetts  02109

Vanguard/Windsor Fund, Inc.      Common Stock            6,177,800(3)            9.7%
P. O. Box 2600
Valley Forge, Pennsylvania  19482


____________________
(1)  As reported in an Amendment No. 4 dated February 9, 1996 to a Schedule 13G dated February 10, 1993 filed with the SEC.  Based on the information contained in such filing, of the number of shares of
     Common Stock shown as beneficially owned, Wellington Management Company, an investment advisor and parent holding company, has shared voting power with respect to 603,052 shares, shared dispositive power with respect to all of the shares, and sole voting and dispositive power with respect to none of the shares.  The reported shares are owned by a variety of investment advisory clients of
     Wellington Management Company, including Vanguard/Windsor Fund, Inc.  See footnote (3).
(2)  As reported in an Amendment No. 4 dated February 14, 1996 to a Schedule 13G dated April 10, 1992 filed with the SEC.  Based on the information contained in such filing, of the shares of Common
     Stock shown as beneficially owned, FMR Corp., a parent holding company, has sole voting power with respect to 378,679 shares, sole dispositive power with respect to all of the shares, and shared voting and dispositive power with respect to none of the shares.  The filing indicates that it was filed jointly on behalf of FMR Corp., Edward C. Johnson 3d, chairman of FMR Corp., Abigail P.
     Johnson, a director of FMR Corp., and Fidelity Management & Research Company, an investment advisor and wholly-owned subsidiary of FMR Corp.  The reported shares include 1,684,198 shares of Common
     Stock that would result upon conversion of PRIDES.  (Each share of PRIDES may be converted into .82 of a share of Common Stock.)  The percentage figure assumes 1,684,198 additional shares of Common
     Stock would be outstanding as a result of such conversion.
(3)  As reported in an Amendment No. 3 dated February 2, 1996 to a Schedule 13G dated February 10, 1993 filed with the SEC.  Based on the information contained in such filing, Vanguard/Windsor Fund,
     Inc., an investment company, has sole voting and shared dispositive power with respect to all of the reported shares, and shared voting and sole dispositive power with respect to none of the reported shares.



Directors, Nominees and Executive Officers

     The following table sets forth the beneficial ownership (as defined above), as of February 20, 1996, of the Company's voting securities by each Director and Nominee, each of the Executive Officers named in the Summary Compensation Table, and all Directors and Executive Officers of the Company as a group.



                                                                Amount and Nature
                                                             Of Beneficial Ownership
                                                               (Number of Shares)
                                                     ---------------------------------------------------
                                                                      Shared
                                                     Sole Voting      Voting
                                                       and/or         and/or                    Percent
                                                     Investment      Investment                   of
                                   Title of Class    Power(1)(2)      Power(3)     Total(4)     Class(5)
                                   --------------    -----------     ----------    --------     --------

Directors, Nominees and
  Certain Executive Officers
Patricia C. Barron                 Common Stock          1,500           ---          1,500
William O. Bourke                  Common Stock        305,600        22,230        327,830       0.5%
John R. Hall                       Common Stock          4,200           ---          4,200
Robert L. Hintz                    Common Stock          1,500           ---          1,500
Richard G. Holder                  Common Stock        455,950        21,244        477,194       0.8%
William H. Joyce                   Common Stock          3,417           ---          3,417
Mylle Bell Mangum                  Common Stock          1,496           ---          1,496
D. Larry Moore                     Common Stock          1,511           ---          1,511
Randolph N. Reynolds               Common Stock        223,114       168,657        391,771       0.6%
James M. Ringler                   Common Stock          1,022           ---          1,022
Henry S. Savedge, Jr.              Common Stock        101,393         4,260        105,653       0.2%
Jeremiah J. Sheehan                Common Stock        125,610           801        126,411       0.2%
Robert J. Vlasic                   Common Stock          4,000         2,000          6,000
J. Wilt Wagner                     Common Stock         95,000         6,832        101,832       0.2%
Joe B. Wyatt                       Common Stock          1,500           ---          1,500
All Directors and
  Executive Officers
  as a group (36 in
  number)                          Common Stock      2,141,757       942,375      3,084,132       4.9%
                                   PRIDES(6)               200       195,000        195,200       1.8%

__________________

(1)  Reported in this column are shares held of record individually or held in the name of a bank, broker or nominee for the person's account and other shares with respect to which Directors,
     Nominees and Executive Officers (or their spouses, minor children or other relatives who share their home) have sole voting and/or investment power, including shares held as sole trustee or custodian for the benefit of others.  Also included in this column are the following shares of the
     Company's Common Stock which may be acquired within 60 days after February 20, 1996 under the
     Company's 1982, 1987 and 1992 Nonqualified Stock Option Plans:  W. O. Bourke, 280,000 shares; R. G.
     Holder, 394,524 shares; R. N. Reynolds, 149,000 shares; H. S. Savedge, Jr., 92,750 shares; J. J.
     Sheehan, 121,500 shares; J. W. Wagner, 95,000 shares; and all Directors and Executive Officers as a group, 1,941,024 shares.
(2)  Does not include equivalent shares of common stock credited to the accounts of the following individuals under deferred compensation and benefit plans as of December 31, 1995:  J. R. Hall,
     2,054 shares; R. G. Holder, 1,675 shares; W. H. Joyce, 656 shares; R. N. Reynolds, 471 shares;
     J. M. Ringler, 1,270 shares; H. S. Savedge, Jr., 178 shares; J. J. Sheehan, 431 shares; J. W.
     Wagner, 190 shares; and all Directors and Executive Officers as a group, 9,522 shares.
(3)  Reported in this column are shares with respect to which Directors, Nominees and Executive Officers
     (or their spouses or minor children) share voting and/or investment power, including shares held jointly with others or as co-trustee for the benefit of others and shares credited as of December
     31, 1995 to the accounts of participants under the Company's Savings and Investment Plan for
     Salaried Employees and Tax Reduction Act Stock Ownership Plan for Salaried Employees.
(4)  Each Director, Nominee and Executive Officer disclaims beneficial ownership of all securities which are not held for his or her benefit.  Each of W. O. Bourke, J. R. Hall, R. G. Holder, R. N.
     Reynolds and J. J. Sheehan also disclaims beneficial ownership of the following shares of Common
     Stock of the Company held by his wife:  Mrs. W. O. Bourke, 400 shares; Mrs. J. R. Hall, 200 shares;
     Mrs. R. G. Holder (as trustee and co-trustee of trusts for the benefit of her daughters), 19,474 shares; Mrs. R. N. Reynolds, 1,846 shares; and Mrs. J. J. Sheehan, 4,110 shares.  An Executive
     Officer not named in the table disclaims beneficial ownership of 140 shares held by his wife as custodian for the benefit of a son.  Another Executive Officer not named in the table disclaims beneficial ownership of 200 shares of PRIDES held by his wife.  All disclaimed shares are included in the table.
(5)  Unless otherwise indicated, beneficial ownership of any named individual does not exceed 0.1% of the outstanding shares.
(6)  Each share of PRIDES may be converted into .82 of a share of Common Stock.



Stock Ownership Guidelines

     The Company has established Stock Ownership Guidelines for Outside Directors under which each Outside Director is expected to own at least 1,500 shares of Company Common Stock (or its equivalent, including equivalent shares of common stock under a deferred compensation plan). No specific period of time is established within which the minimum level must be reached. The Board of Directors believes it appropriate that the Committee on Directors consider an Outside Director's failure to make reasonable progress toward meeting the minimum level in weighing the Outside Director's renomination to the Board.
At the present time, all Outside Directors have met the goal or are, in the judgment of the Committee on Directors, making reasonable progress toward meeting it.

     For information on Stock Ownership Guidelines for Officers, see "Report of Compensation Committee on Executive Compensation -- Stock Ownership Guidelines".


         REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Stockholders
Reynolds Metals Company

     The Compensation Committee of the Board of Directors (the "Committee") has general oversight responsibilities for compensation paid to Executive Officers.

     The Company's executive compensation program is designed to help the Company become the premier supplier and recycler of aluminum and other products in the global markets it serves by (i) building and retaining a management team with exceptional abilities and (ii) focusing management's attention, energy and skill on achieving short-term business goals, securing profitable growth and building shareholder value. The key elements of the program are base salary, variable compensation in the form of annual awards, and stock option awards. Variable compensation is highly leveraged against performance, with lower payments as performance drops below preestablished goals and relatively higher payments for superior performance. The higher the executive grade level, the greater the proportion of compensation contingent on the accomplishment of business objectives.

     The Committee meets regularly with management and periodically with an independent compensation consultant to review the Company's executive compensation program. In its review, the Committee compares the total compensation of the Company's Executive Officers to that of a comparison group of companies. The comparison group currently consists of 28 comparably sized, capital intensive companies about which the Company's independent consultant has comprehensive compensation data. The group includes four of the companies in the aluminum, metals and containers industry peer group against which the Company's shareholder return is measured in the Performance Graphs on page 19. Differences in size within the comparison group are adjusted by regression analysis based on sales levels. The Committee believes the comparison group, which is a more varied selection of companies than the industry peer group, is a representative sample of types of companies which are the Company's most direct competitors for executive talent. The Company targets individual components of executive compensation against the comparison group but has no specific target for total compensation.

     Deductibility of Compensation. The Committee reviews, with the assistance of appropriate corporate personnel, the impact of changes in regulatory requirements on executive compensation. Section 162(m) of the Code limits the deductibility by the Company of certain compensation in excess of $1 million paid to the Company's Chief Executive Officer and the other four most highly compensated Executive Officers. At the present time, mandatory deferral features for salary and variable compensation take effect when annual compensation payable to any of these five Executive Officers would not be deductible. The mandatory deferrals were intended to be an interim measure for avoiding the loss of tax deductions, pending the adoption of final regulations by the Internal Revenue Service, and expire on December 31, 1996. An alternative program for future years is proposed for Stockholder approval under
Item 2 above. All compensation paid to Executive Officers for 1995 was fully deductible, due to the availability and use of voluntary deferrals under the Company's salary and variable compensation programs. For the reasons described under Item 2 above, it is anticipated that substantially all future compensation paid to Executive Officers should also be fully deductible if Stockholder approval of the proposed amendment to the Company's Performance Incentive Plan is obtained. For purposes of the IRS regulations, the Committee is composed entirely of "outside directors", and stock option awards under the Company's existing plan (and under the proposed 1996 Nonqualified Stock Option
Plan) qualify as performance-based compensation not subject to the $1 million cap.

     Salaries. The Company pays salaries to Executive Officers which are targeted to be at the size-adjusted median for the comparison group. Each year management recommends to the Committee the salaries of all Executive Officers other than the Chief Executive Officer. The Committee makes its own assessment of the Chief Executive Officer's salary. In its review, the Committee considers the Executive Officer's job responsibilities and performance, the business outlook for the Company, the general state of the economy and pay practices of the comparison group, including salary data provided by the Company's independent compensation consultant. Based on its review, the Committee makes recommendations to the Board as it deems appropriate.

     For 1995, salaries paid to Executive Officers as a group were approximately 2% above the size-adjusted median for the comparison group. Salaries paid to Executive Officers in 1993 and 1994 had been below the size-adjusted median for the comparison group.

     Variable Compensation. The Company has a Performance Incentive Plan under which it pays Executive Officers and other key employees awards which vary in amount from year to year, or are not paid at all, based on performance. For a detailed description of the current provisions of the Plan and of the Plan as proposed to be amended, subject to Stockholder approval, see Item 2 above. Except as noted below under "Stock Ownership Guidelines", all awards are payable in cash.

     The Plan currently does not specify particular performance measures that must be taken into account, leaving the determination of such measures to the Committee's discretion on an annual basis. Threshold, target and maximum award levels are established by the Committee to reward performance based on corporate, business unit and individual goals.

     For 1995, the principal determining factor in setting variable compensation levels was pre-tax profitability. In the first quarter of 1995, the Committee approved a range of variable compensation payments that would follow from achievement of varying levels of profitability. After year end, the Committee confirmed the final payment level to be made against profit performance based on actual results which were among the best in the Company's history, also reviewing return on equity, return on capital and return on assets measures in the process. The Committee then applied a "balanced scorecard" approach, having reserved the discretion to raise or lower the payments generated by the profitability measure by an amount equal to up to 20% of the maximum award level based on performance against other business goals. These goals, established at the beginning of the year, keyed into the Company's basic values of continuous improvement, employee empowerment, customer satisfaction, stockholder satisfaction, supplier involvement and social responsibility. The Committee concluded that successful performance against a number of these other business goals had been achieved, including measured improvements in customer perceptions of quality; improvements in employee survey results measuring trust and empowerment, communication and general job satisfaction; and cycle time reductions in key processes. In total, performance against the pre-tax profitability measure accounted for approximately 90% of variable compensation payments, while successful completion of other business goals accounted for approximately 10%.

     Stock Options. The Company maintains a 1992 Nonqualified Stock Option Plan, under which the Committee grants annually to Executive Officers and other key employees options to purchase Common Stock of the Company. The options provide a long-term incentive to build the Company's businesses and align management's objectives with shareholders' interests by rewarding management only when shareholder value is created. All options granted under the 1992 Plan are exercisable no earlier than one year or later than ten years from the date of grant at an exercise price equal to the fair market value of the underlying Common Stock on the date of grant. Except for required adjustments to reflect changes in the Company's capital structure, such as stock splits, the Company has never adjusted the price nor amended the financial terms of outstanding options. As a result, Executive Officers cannot benefit from stock price appreciation unless shareholders also benefit. The ten-year Performance Graph on page 19, which compares the Company's shareholder return over the last ten years with that of the S&P 500 Stock Index and an aluminum, metals and containers industry peer group, corresponds to the term of the stock options.

     Stock options are currently the Company's sole incentive tied to long-term performance. The size of the option award granted to each Executive Officer is based on a stock option grant schedule, approved by the Committee, which allocates shares authorized for stock options under the 1992 Plan to eligible employees based on salary grade and long-term incentive compensation data provided by the Company's independent compensation consultant. The schedule is used as a guide for what a typical award might be for each eligible employee, including each Executive Officer, while actual awards may vary based on the experience, achievements and anticipated future contributions to the Company of each individual. (The number of options and shares currently held by an optionee is not a factor in determining individual grants.) The schedule was adjusted in 1994 to target awards nearer to the size-adjusted median for long-term compensation in the comparison group of companies, using values based on option pricing models provided by the Company's compensation consultant. As a result of the adjustment, stock option awards to Executive Officers in 1994 averaged approximately 5% above the median and in 1995, approximately 7% above. (In 1993, the awards had averaged approximately 20% below the median.) In approving the schedule and the size of the awards for 1995, the Committee's decisions were based on its own judgment exercised within the framework described above, rather than on any particular corporate performance measure.

     Chief Executive Officer Compensation. Compensation for the Company's Chief Executive Officer is established in accordance with the executive compensation philosophy and policies described above.

     The Board of Directors meets after the close of each year in executive session to review the performance of the Company generally, senior management as a group and the Chief Executive Officer individually. The Chairman of the Committee acts as "lead director" for this executive session.

     Mr. Holder's salary level is generally the result of: (i) the salary grade level assigned to his position, which takes into account knowledge and level of responsibility; (ii) time in his current position and individual performance; (iii) salary data provided by the Company's independent compensation consultant; and (iv) salary budget guidelines for the year which take into account the business outlook for the Company. By design, Mr. Holder's salary should be at the size-adjusted median for the comparison group, consistent with the Company's executive compensation philosophy. At Mr. Holder's request, Mr. Holder's base salary for 1994 remained at the same level as in 1993 and 1992. The increase granted to Mr. Holder in 1995 was intended to partially offset the effects of the salary freeze. Even with the increase, Mr. Holder's salary for 1995 remained 12% below the size-adjusted median for the comparison group.

     The Committee approved variable compensation to Mr. Holder for 1995 under the Performance Incentive Plan of $975,000. In making this award, the Committee noted Mr. Holder's effectiveness in leading the Company's performance improvement efforts and in significantly exceeding the Company's profit goals for 1995. Under Mr. Holder's leadership, the Company had profit before tax of $548 million in 1995, compared to a pre-tax profit of $190 million in 1994 and a loss of $515 million in 1993.

     In addition, both the salary increase granted to Mr. Holder and his variable compensation award reflected the Committee's assessment of strong performance in leadership of strategic planning and implementation of the Company's Total Quality Mission; representation of the Company to its stakeholders; management development and succession planning; and implementation of corporate governance initiatives.

     The Committee approved a 1995 stock option grant to Mr. Holder of 65,000 shares, which was at the scheduled amount for his salary grade level.

     Stock Ownership Guidelines. The Company has established Stock Ownership Guidelines for Officers which apply to all Executive Officers. Under the Guidelines, the following individuals are expected to own at least the indicated amount of Company Common Stock (or its equivalent, including equivalent shares of common stock under variable compensation and salary deferral plans): the Chief Executive Officer--three times salary; the President, any Vice Chairman of the Board, and any Executive Vice President--two times salary; and any other officer or senior manager of the Company subject to the Guidelines--one times salary. No specific period of time is established within which the minimum level must be reached, although each individual subject to the Guidelines is expected to meet the applicable minimum stock ownership level as soon as reasonably practicable. To facilitate compliance with the Guidelines, the Performance Incentive Plan provides that if a participant in the Plan who is subject to the Guidelines does not meet the applicable minimum stock ownership level as of year-end, the next award to the participant under the Plan will be paid part in cash and part in stock (up to one-half the value of the award but not to exceed the participant's annual rate of base salary in effect at the time of the award).

     J. R. Hall, J. M. Ringler and J. B. Wyatt served on the Committee throughout 1995. W. H. Joyce and D. L. Moore joined the Committee in April 1995. T. A. Graves, Jr. and C. A. Sanders served on the Committee from January 1995 until they left the Board in April and May, 1995, respectively.

                         COMPENSATION COMMITTEE

                         John R. Hall, Chairman
                         William H. Joyce
                         D. Larry Moore
                         James M. Ringler
                         Joe B. Wyatt

February 23, 1996
Richmond, Virginia



                             PERFORMANCE GRAPHS


     Following are two line graphs comparing the cumulative total shareholder return on the Company's Common Stock with the cumulative total returns of the S&P 500 Stock Index and a peer group consisting of a composite of the following S&P published indices: (1) the Aluminum Industry (Alcoa, Alcan and the Company); (2) the Metals Industry (ASARCO, Amax(1), Cypress Minerals, Inco, Phelps Dodge and Freeport-McMoran Copper and Gold(2)); and (3) the Containers Industry (Ball Corporation and Crown, Cork & Seal). In a change from prior years, the Company has included the Containers Industry in its composite peer group index. The Company believes this addition is appropriate to reflect the nature of the Company's business, given that 44% of the Company's 1995 revenues was derived from the packaging and containers market. In accordance with SEC rules, the graphs this year compare the return on the Company's Common Stock with both the newly selected peer group (Aluminum, Metals and Containers Industry) and the peer group used in last year's Proxy Statement (Aluminum and Metals Industry).

     The first graph compares the returns over a five-year period; the second compares the returns over a ten-year period, which corresponds to the term of the stock options granted to Executive Officers during 1995. See "Executive Compensation - Stock Option Grants in 1995". The returns of each component company in the peer group were weighted according to the respective company's stock market capitalization. The graphs assume that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1990 and December 31, 1985, respectively, and that all dividends were reinvested. Since December 31, 1990, the cumulative total shareholder return on the Company's Common Stock was 14%; since December 31, 1985, the return was 287%.


[FN]
-------------
     (1) Amax was deleted from the published Metals Industry Index effective upon the merger of Amax with Cyprus Minerals in 1993.
     (2) Freeport-McMoran Copper and Gold was added to the published Metals Industry Index in 1995.
[/FN]



                       COMPARISON OF CUMULATIVE TOTAL RETURN
                    COMPANY, S&P 500, AND PEER GROUP COMPARISONS

Measurement Period        Company   S&P 500    Aluminum &     Aluminum,
(Fiscal Year Covered)                          Metals         Metals &
                                               Industry       Containers
                                                              Industry


Measurement Pt-12/31/90   $100      $100       $100           $100

FYE 12/31/91              $100      $130       $110           $116
FYE 12/31/92              $ 99      $140       $115           $125
FYE 12/31/93              $ 87      $155       $122           $132
FYE 12/31/94              $ 96      $157       $147           $154
FYE 12/31/95              $114      $215       $172           $179



                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  COMPANY, S&P 500, AND PEER GROUP COMPARISONS

Measurement Period        Company   S&P 500    Aluminum &     Aluminum,
(Fiscal Year Covered)                          Metals         Metals &
                                               Industry       Containers
                                                              Industry


Measurement Pt-12/31/85   $100      $100       $100           $100

FYE 12/31/86              $108      $119       $ 94           $120
FYE 12/31/87              $261      $125       $152           $185
FYE 12/31/88              $301      $146       $192           $234
FYE 12/31/89              $310      $192       $227           $275
FYE 12/31/90              $340      $186       $209           $255
FYE 12/31/91              $338      $242       $229           $297
FYE 12/31/92              $337      $261       $240           $319
FYE 12/31/93              $296      $287       $254           $338
FYE 12/31/94              $326      $291       $306           $394
FYE 12/31/95              $387      $400       $359           $458



                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth for each of the last three fiscal years the total annual and long-term compensation of the Company's Chief Executive Officer and its other four most highly compensated Executive Officers who were serving as Executive Officers at December 31, 1995:



                                                Annual                         Long-Term
                                             Compensation                     Compensation
                                  -----------------------------------------   -------------
                                                                                 Awards
                                                                              -------------
                                                                    Other                      All
                                                                    Annual     Securities      Other
                                                                    Compen-    Underlying      Compen-
       Name and                            Salary       Bonus       sation     Options/SARs    sation
  Principal Position               Year      ($)        ($)(1)      ($)(2)       (#)(3)        ($)(4)
-------------------------          ----    --------    --------     -------   -------------    --------

Richard G. Holder,
Chairman of the Board and          1995    $700,000    $975,000     $  738     65,000 shs.    $100,199
Chief Executive Officer,           1994     575,000     400,000      3,858     65,000 shs.      25,056
Reynolds Metals Company            1993     575,000       -0-         -0-      80,000 shs.      25,516

Jeremiah J. Sheehan,
President and Chief                1995    $423,750    $510,000       $494     30,000 shs.      $20,284
Operating Officer,                 1994     348,750     205,000        375     30,000 shs.       23,718
Reynolds Metals Company            1993     280,000       -0-         -0-      19,000 shs.        8,820

Randolph N. Reynolds,
Vice Chairman of the               1995    $383,333    $425,000     $ -0-      25,000 shs.      $17,675
Board, Reynolds Metals             1994     347,083     160,000      3,038     25,000 shs.       16,713
Company; President and             1993     315,000       -0-         -0-      19,000 shs.       12,457
Chief Executive Officer,
Reynolds International, Inc.

Henry S. Savedge, Jr.,
Executive Vice President           1995    $325,000    $350,000     $ -0-      20,000 shs.      $40,505
and Chief Financial Officer,       1994     265,000     145,000       -0-      22,500 shs.       10,951
Reynolds Metals Company            1993     262,083       -0-         -0-      20,000 shs.       10,868

J. Wilt Wagner,
Executive Vice President,          1995    $325,000    $350,000     $1,007     22,500 shs.      $38,293
Raw Materials, Metals and          1994     265,000     145,000        527     22,500 shs.       10,951
Industrial Products,               1993     230,000       -0-         -0-      19,000 shs.        9,917
Reynolds Metals Company


---------------
(1)  Amounts shown in this column are cash awards granted under the Company's Performance Incentive Plan.
(2)  Amounts shown in this column represent tax reimbursements for certain travel expenses.
(3)  Option awards were granted under the Company's 1992 Nonqualified Stock Option Plan.  See the section below entitled "Stock Option Grants in 1995".  None of the options has stock appreciation rights attached.
(4)  Amounts shown in this column for 1995 include the following:
        (a)  Company contributions to the Company's Savings and Investment Plan for Salaried Employees
     (the "Savings Plan") in the amount of $4,501 for R. G. Holder; $4,501 for J. J. Sheehan; $4,500 for
     R. N. Reynolds; $4,503 for H. S. Savedge, Jr.; and $4,503 for J. W. Wagner.
        (b)  Amounts credited as Company contributions under the Company's Benefit Restoration Plan for the Savings Plan in the amount of $16,500 for R. G. Holder; $8,213 for J. J. Sheehan; $7,000 for
     R. N. Reynolds; $5,247 for H. S. Savedge, Jr.; and $5,247 for J. W. Wagner.
        (c)  Amounts paid under the Company's Financial Counseling Assistance Plan for Officers in the
     amount of $10,500 for R. G. Holder; $7,570 for J. J. Sheehan; $6,175 for R. N. Reynolds; $4,325 for
     H. S. Savedge, Jr.; and $1,975 for J. W. Wagner.
        (d)  The present value costs of the Company's contribution toward 1995 premiums for split-dollar life insurance, above the term coverage level provided generally to salaried employees, in the amount of $68,698 for R. G. Holder; $26,430 for H. S. Savedge, Jr.; and $26,568 for J. W. Wagner.
     (The split-dollar life insurance policies for Messrs. Sheehan and Reynolds had not yet been issued as of December 31, 1995.) In 1995, the Company substituted a split-dollar life insurance program for
     Executive Officers and certain other senior managers of the Company for the group term life insurance program under which they were previously covered.  The Company pays all premiums in excess of what the covered executive pays and retains a collateral interest equal to this amount, which it will recover when the insured executive reaches age 65 (or, if later, after 15 policy years).  The covered executive owns the policy and pays premiums equal to the cost of individual term insurance.



Stock Option Grants in 1995

     The following table sets forth information with respect to stock options granted by the Company to each of the five named Executive Officers during 1995 and the grant-date present value of such options. The grant-date present value is a theoretical value which is not necessarily indicative of the ultimate value of the options to the Executive Officers. Ultimately, value is dependent on the amount, if any, by which the market price of the Common Stock at any point in time exceeds the exercise price. (See footnote (4) to the table.)



                                            Individual Grants
                          -------------------------------------------------------
                                           % of
                          Number of        Total
                          Securities       Options       Exercise
                          Underlying      Granted to     or Base
                          Options         Employees      Price Per       Expiration      Grant-Date
  Name                    Granted(1)      in 1995(2)     Share(3)          Date       Present Value(4)
  ----                    ----------      ----------     ---------       ---------    -----------------
R. G. Holder                65,000           8.6%          $51.50        2/17/05      $1,374,750
J. J. Sheehan               30,000           4.0            51.50        2/17/05         634,500
R. N. Reynolds              25,000           3.3            51.50        2/17/05         528,750
H. S. Savedge, Jr.          20,000           2.6            51.50        2/17/05         423,000
J. W. Wagner                22,500           3.0            51.50        2/17/05         475,875


-----------------
(1)  All options were granted under the Company's 1992 Nonqualified Stock Option Plan (the "1992 Plan"),
     approved by Stockholders at the 1991 Annual Meeting.  Each option entitles the optionee to purchase one share of Common Stock from the Company, and is exercisable no earlier than one year or later than ten years from the date of grant at an exercise price equal to the fair market value of the underlying Common Stock on the date of grant.  The options granted in 1995 became exercisable on
     February 17, 1996.  None of the options has stock appreciation rights attached.  If there is a
     Change in Control (as defined in the 1992 Plan) of the Company, the 1992 Plan provides that all options already granted thereunder will become immediately exercisable thirty days after the Change in Control occurs, unless the Compensation Committee determines that the Change in Control presents no material risk of loss of options to any optionee and directs that no such acceleration of exercisability should occur.  To the extent necessary to preserve the exemption from short-swing profit liability under Section 16(b) of the Securities Exchange Act of 1934, the date as of which options first become exercisable by optionees who are Executive Officers or Directors may not be accelerated to occur earlier than six months from the date of the respective grant.
(2)  In 1995, 444 persons were granted options under the 1992 Plan, covering an aggregate of 755,400 shares of Common Stock, which constituted approximately 60% of the shares available for options under the 1992 Plan.
(3)  The exercise price may be paid by the optionee in cash, in shares of Common Stock valued at fair market value on the date of exercise, in a combination of such stock or cash, or pursuant to the
     Company's broker-assisted stock option financing program under which a brokerage firm makes a loan to the optionee for the payment of the option exercise price and all applicable withholding taxes.
     The optionee may repay the loan by selling the purchased shares immediately through the brokerage firm, or the loan may remain outstanding until the shares are later sold or the loan is otherwise repaid by the optionee.
(4)  THE VALUES SHOWN ARE PURELY THEORETICAL.  The options had no immediate value on the date of grant and will have no value until one year after the grant and then only to the extent that the market price of the Common Stock exceeds the exercise price.  The values shown are based on the
     Black-Scholes option pricing model, a complex mathematical formula used to value publicly-traded options.  The following assumptions were used to calculate the values under the Black-Scholes formula:  (i) an expected volatility rate of .257 with respect to the Common Stock based on the average weekly price change of the Common Stock for the six months before the date of grant; (ii) a risk-free rate of return of 7.4% based on the 10-year Treasury bond yield on the date of grant;
     (iii) a dividend yield of 1.9% based on the annual dividend on the date of the grant of $1.00 per share; and (iv) an option term of ten years, an option exercise price of $51.50 per share and an exercise date of February 17, 2005.  The Black-Scholes formula does not take into account, and the values shown in the table were not adjusted for, two important aspects of options awarded under the
     1992 Plan.  First, the formula assumes that a liquid market exists for the options; however, options awarded under the 1992 Plan may not be transferred.  Second, it assumes that the options may be exercised immediately; however, options awarded under the 1992 Plan may not be exercised earlier than one year from the date of grant.

     The values assigned to the reported options are provided solely to comply with SEC rules.  No prediction is made as to possible future appreciation, if any, of the Company's stock price.  See page 10 for a recent price of the Common Stock.


Aggregated Option Exercises in 1995 and
Option Values at December 31, 1995

     The table below sets forth information with respect to options exercised by each of the five named Executive Officers during 1995 and the number and value of unexercised options held at the end of 1995:



                                                 Number of
                                                 Securities             Value of
                                                 Underlying             Unexercised
                                                 Unexercised            In-the-Money
                                                 Options at             Options at
                      Number of                  December 31, 1995      December 31, 1995
                       Shares                    ----------------    ---------------------
                      Acquired        Value       Exercisable/          Exercisable/
    Name             on Exercise   Realized(1)    Unexercisable         Unexercisable(2)
     ----            -----------   -----------   ----------------    ---------------------
R. G. Holder             8,374       $341,241    334,626 / 65,000    $3,125,987 / $349,375
J. J. Sheehan             -0-           -0-       91,500 / 30,000       628,000 /  161,250
R. N. Reynolds          16,000        444,000    124,000 / 25,000       763,625 /  134,375
H. S. Savedge, Jr.        -0-           -0-       72,750 / 20,000       568,125 /  107,500
J. W. Wagner              -0-           -0-       72,500 / 22,500       541,750 /  120,938

--------------
(1) Based on the difference between the option exercise price and the closing price of the Company's Common Stock on the date of exercise as reported on the New York Stock Exchange Composite Transactions Tape.
(2) Based on the difference between the option exercise price and the closing price of $56-7/8 per share of the Company's Common Stock on December 29, 1995 as reported on the New York Stock Exchange Composite Transactions Tape.

Pension Plan Table

     The following table sets forth the total estimated annual benefits payable under the Company's defined benefit pension plan, called the New Retirement Program for Salaried Employees (the "New Retirement Program"), and benefit restoration plans upon retirement to persons in specified final average earnings and years-of-benefit-service classifications. The amounts shown are based on the Social Security Act in effect for retirement in 1996. Such amounts are not necessarily indicative of amounts that are or may actually become payable.



                                            Years of Benefit Service at Retirement (1)

------------------------------------------------------------------------------------------------------------------
 Final Average
    Earnings       5          10           15           20           25           30           35           40
--------------     -          --           --           --           --           --           --           --


$  150,000    $ 12,750     $ 25,501     $ 38,251     $ 51,002     $ 63,753     $ 70,503     $ 77,254     $ 84,004
   300,000      26,250       52,501       78,751      105,002      131,253      145,503      159,754      174,004
   450,000      39,750       79,501      119,251      159,002      198,753      220,503      242,254      264,004
   600,000      53,250      106,501      159,751      213,002      266,253      295,503      324,754      354,004
   750,000      66,750      133,501      200,251      267,002      333,753      370,503      407,254      444,004
   900,000      80,250      160,501      240,751      321,002      401,253      445,503      489,754      534,004
 1,050,000      93,750      187,501      281,251      375,002      468,753      520,503      572,254      624,004
 1,200,000     107,250      214,501      321,751      429,002      536,253      595,503      654,754      714,004
 1,350,000     120,750      241,501      362,251      483,002      603,753      670,503      737,254      804,004
 1,500,000     134,250      268,501      402,751      537,002      671,253      745,503      819,754      894,004
 1,650,000     147,750      295,501      443,251      591,002      738,753      820,503      902,254      984,004
 1,800,000     161,250      322,501      483,751      645,002      806,253      895,503      984,754    1,074,004
 1,950,000     174,750      349,501      524,251      699,002      873,753      970,503    1,067,254    1,164,004
 2,100,000     188,250      376,501      564,751      753,002      941,253    1,045,503    1,149,754    1,254,004



------------------

(1)  Benefits are computed as if paid on the basis of a straight life annuity, assuming retirement at age 65.



     The table below sets forth information relating to the New Retirement Program with respect to the five Executive Officers named in the Summary Compensation Table, assuming retirement (and eligibility for retirement) at January 1, 1996:



                                    Final Average   Years of Benefit
                                       Earnings     Service Completed
                                    -------------   -----------------

           R. G. Holder                $917,000            37
           J. J. Sheehan(1)             415,000             8
           R. N. Reynolds               511,000            27
           H. S. Savedge, Jr.           326,000            36
           J. W. Wagner                 325,400            32

-----------
(1) The Company has agreed to pay J. J. Sheehan (a) certain early retirement benefits equivalent to those he would have received from a prior employer, if his employment with the Company is involuntarily terminated before age 65, and (b) upon his death, surviving spouse benefits equal to one-half of any amounts payable under clause (a).


     The New Retirement Program provides participants an annual benefit upon retirement determined pursuant to a formula which takes into account final average earnings, years of benefit service (as defined in the New Retirement Program), and Social Security benefits. For purposes of the New Retirement Program, a participant's final average earnings include base salary in effect, plus profit sharing and bonus awards, in the five consecutive calendar years for which the average is highest during the fifteen calendar years preceding retirement. (See the Summary Compensation Table for salary and bonus information for the five named Executive Officers for the years 1993-1995.) Benefits calculated pursuant to the formula are reduced by an amount based upon both (a) the primary Social Security benefit estimated to be payable upon retirement or, if later, at age 65 and (b) years of benefit service. Regulations issued in 1991 to implement the Tax Reform Act of 1986 and subsequent legislation may require the Company to make changes in the benefit formula from time to time. Benefits payable under the New Retirement Program are directly offset by benefits payable to participants from the Company's Retirement Program for Salaried Employees, which was terminated effective August 22, 1983.

     The Internal Revenue Code and the Tax Reform Act of 1986 prescribe limits on compensation that may be taken into account to calculate benefits and the actual benefits payable under tax-qualified defined benefit plans. The Company has nonqualified benefit restoration plans providing for the payment from general funds of amounts otherwise payable under the New Retirement Program but for these limitations.

Certain Arrangements

     The Company has entered into severance agreements with key executives designated by the Compensation Committee, including the five Executive Officers named in the Summary Compensation Table. Each agreement provides that termination compensation will be paid if the executive's employment is terminated without Cause (as defined in the agreement) by the Company or terminated by the executive in certain circumstances, in either case within two years after a Change in Control (as defined in the agreement). Termination compensation includes (a) a cash payment equal to three times the sum of (i) annual base salary at the time of termination plus (ii) the highest cash variable compensation award paid to the executive for any previous year, (b) a cash settlement of stock options granted under the Company's stock option plans but not yet exercisable at the date of termination, and (c) a cash payment to give retirement benefits equal to those payable had the executive (i) been vested (if not already vested at the time of termination) and (ii) worked for the Company three additional years. In addition, each agreement provides for continuation of medical, life and disability benefits for three years, ownership of the car assigned to the executive at the time of termination and making the executive whole for any applicable excise taxes as a result of payment of the termination compensation.

     The Company has a New Management Incentive Deferral Plan (the "New Deferral Plan") under which officers, including the five Executive Officers named in the Summary Compensation Table, and other key employees who are recommended by the Chief Executive Officer may defer receipt of up to 85% of variable compensation, if any, otherwise payable under the Company's Performance Incentive Plan and, effective January 1, 1996, the Company's Supplemental Incentive Plan for services performed each year. Deferred compensation is credited with additional income in the form of (i) interest computed at a rate determined by the Compensation Committee for that year's deferrals or (ii) in the case of mandatory deferrals described below or if elected by a participant who is subject to the Company's Stock Ownership Guidelines for Officers, a number of equivalent shares of common stock of the Company. Deferrals must be for a period of at least five years, except in the case of retirement. Payments will be made in a lump sum or in 5 or 10 annual installments, as elected by the participant. The New Deferral Plan also contains a mandatory deferral feature effective for 1995 and 1996 providing that when annual compensation payable to the Company's Chief Executive Officer or any of its other four most highly compensated Executive Officers would not be deductible under the Internal Revenue Code in a given year, payment of variable compensation will automatically be deferred to the extent necessary to make the Executive Officer's annual compensation fully deductible. Any amounts so deferred will be paid out after the Executive Officer's retirement in accordance with a schedule elected by the Executive Officer. To the extent that variable compensation would have been paid in the form of shares of stock under the Performance Incentive Plan but for the above-described mandatory deferral provisions, the deferred compensation will be credited with additional income based on equivalent shares of common stock of the Company. In addition, before the beginning of the calendar year, a participant who anticipates being subject to a mandatory deferral may voluntarily elect to have any amounts subject to a mandatory deferral earn additional income based on equivalent shares of common stock of the Company. The New Deferral Plan allows the Compensation Committee to accelerate payments to all participants if it determines that a major challenge to the control of the Company exists or if other extraordinary circumstances make such acceleration in the best interest of the Company as determined by the Committee.

     The Company also maintains a Management Incentive Deferral Plan (the "Deferral Plan"). The Deferral Plan is essentially identical to the New Deferral Plan except that the Deferral Plan (i) provides for deferrals of up to 50% of variable compensation, (ii) applies only to variable compensation deferred under the Performance Incentive Plan, (iii) permits payments in either a lump sum or in 5, 10, 15 or 20 annual installments, as the participant elects, and (iv) contains no mandatory deferral provisions. As a result of adoption of the New Deferral Plan, no further deferrals are being made under the Deferral Plan, although amounts already deferred will continue to accrue interest and will be paid out under the terms of the Deferral Plan.

     The Company also has a Salary Deferral Plan for Executives (the "Salary Deferral Plan") under which eligible employees whose annual base salary exceeds the compensation that can be taken into account for qualified pension plan purposes under the Internal Revenue Code may irrevocably elect to defer a specified percentage of each year's base salary to the extent the salary exceeds the statutory limit. Deferrals may be in 5% increments, up to a maximum of 90% of salary in excess of the statutory limit. Deferred amounts are credited with phantom earnings equal to what would be earned if the deferred amounts were actually invested in any of the investment funds available under the Company's Savings and Investment Plan for Salaried Employees. Deferrals are not paid out until the participant terminates employment and are paid in cash. Payments will begin in the first, second, third or fourth January following the year in which the participant terminates employment and may be in the form of either a lump sum or five annual installments, in each case as the participant elects. The Salary Deferral Plan also contains a mandatory deferral feature effective for 1995 and 1996 to take effect when annual compensation payable to the Company's
Chief Executive Officer or any of its other four most highly compensated Executive Officers would not be deductible under the Internal Revenue Code in a given year in spite of any mandatory deferral that has already been implemented under the New Deferral Plan. In this situation, payment of salary will automatically be deferred to the extent necessary to make the Executive Officer's annual compensation fully deductible. The Salary
Deferral Plan also allows the Compensation Committee to accelerate payments to all participants if it determines that a major challenge to the control of the Company exists or if other extraordinary circumstances make such acceleration in the best interest of the Company as determined by the Committee.

      As described in footnote (1) to the table in the section entitled "Stock Option Grants in 1995", the 1992 Plan provides that under certain circumstances the exercisability of stock options granted to optionees, including the five Executive Officers named in the Summary Compensation Table, may be accelerated in the event of a Change in Control of the Company.


                         GENERAL INFORMATION

Annual Report

     The Annual Report of the Company containing audited financial statements for the year 1995 is being mailed to each Stockholder with this Proxy Statement.

Stockholders' Proposals and Nominations

     Stockholders may present proposals which are proper subjects for consideration at the 1997 Annual Meeting of Stockholders to the Company for inclusion in its proxy materials relating to that meeting. These proposals should be submitted in writing as specified by SEC rules to: Reynolds Metals Company, 6601 West Broad Street, P.O. Box 27003, Richmond, Virginia 23261-7003, Attention: Secretary. They must be received by October 25, 1996 in order to be included in the proxy materials for the 1997 Annual Meeting.

     Stockholder nominations for Directors will be considered by the Committee on Directors if submitted in writing to the Committee on Directors, c/o Secretary, Reynolds Metals Company, 6601 West Broad Street, P.O. Box 27003, Richmond, Virginia 23261-7003. Nominations must include the information specified in clauses (ii) through (v) in the following paragraph.

     The Company's By-Laws require that Stockholders furnish written notice to the Company of any business to be conducted at an annual meeting which is not included in the Company's proxy materials or is not brought before the meeting by or at the direction of the Board of Directors or the officer presiding over the meeting. Such notice must contain the following information: (i) a full description of each item of business proposed to be brought before the meeting; (ii) the name and address of the person proposing such business (or nominating a Nominee for Director); (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if publicly available) and as of the date of such notice; (iv) if any item of such business involves a nomination for Director, all information regarding each such Nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to SEC rules, and the written consent of each such Nominee; and (v) all other information that would be required to be filed with the SEC if, with respect to such business, the person were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934. Notice of business to be brought before the 1997 Annual Meeting must be received by the Secretary of the Company at the above address not later than January 24, 1997.

     A copy of the By-Law provisions referred to above may be obtained, without charge, upon written request to the Secretary.



                                   D. MICHAEL JONES
                                   Secretary

February 23, 1996
Richmond, Virginia

                             Notice of

                           Annual Meeting

                           of Stockholders

                           April 17, 1996

                                and

                          Proxy Statement






                          (Reynolds logo)

                                                                  APPENDIX A

                                                      [FORMS OF PROXY CARDS]

                        REYNOLDS METALS COMPANY

                Proxy Solicited by the Board of Directors
                    for Annual Meeting of Stockholders
                             April 17, 1996


     The undersigned appoints Richard G. Holder and D. Michael Jones, and each of them, proxies, with full power of substitution, to vote the shares of Common Stock of Reynolds Metals Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Reynolds Metals Company Building, 6601 West Broad Street, Richmond, Virginia, on Wednesday, April 17, 1996 at 10:00 A.M. (local time), and at any adjournments thereof. The undersigned hereby confer(s) upon the proxies and each of them authority to vote for a substitute Nominee or substitute Nominees designated by the Board of Directors with respect to the election of Directors if any Nominee is unavailable to serve for any reason if elected.

     For participants in the Company's Savings and Investment Plan for Salaried Employees, Tax Reduction Act Stock Ownership Plan for Salaried Employees, Savings Plan for Hourly Employees and/or Employees Savings Plan, this card also provides voting instructions to the respective trustees under such plans for the undersigned's allocable portion, if any, of the total number of shares of Common Stock of the Company held by such plans as indicated on the reverse side. (Note: The number of plan shares indicated on the reverse side may not be the same as the number of shares shown on the undersigned's last account statement(s) from the plans due to the use of different valuation dates and/or accounting methods.) These voting instructions are solicited and will be carried out in accordance with the applicable provisions of such plans.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH ANY CHOICE SPECIFIED BY THE STOCKHOLDER; WHERE THERE IS NO CHOICE, SUCH SHARES WILL BE VOTED IN FAVOR OF ITEMS 1, 2, 3 AND 4.

             (continued and to be SIGNED on the Reverse Side)



----------------------------------------------------------------------------
                          FOLD AND DETACH HERE

                                             Please mark your
                                             votes as indicated   ___
                                             in this example     /X /
                                                                 ___

     The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

                                   Item 1 - Election of Directors:

FOR all                       Nominees - Patricia C. Barron, William O.
Nominees       WITHHOLD       Bourke, John R. Hall, Robert L. Hintz,
(except as     AUTHORITY      Richard G. Holder, William H. Joyce, Mylle
withheld in    to Vote        Bell Mangum, D. Larry Moore, Randolph N.
the space      for all        Reynolds, James M. Ringler, Henry S. Savedge,
provided)      Nominees       Jr., Jeremiah J. Sheehan, Joe B. Wyatt
  ___           ___
 /___/         /___/          (To withhold authority to vote for any
                              individual Nominee, write that Nominee's name in the space provided below.)

                              _____________________________________________



         Item 2                                Item 3

  Approval of Amendment to    Approval of the 1996 Nonqualified
  the Performance Incentive   Stock Option Plan
  Plan

  FOR   AGAINST   ABSTAIN          FOR     AGAINST    ABSTAIN
  ___     ___       ___             ___     ___       ___
 /___/   /___/     /___/           /___/   /___/     /___/


         Item 4                           Item 5

Ratification of Selection     In their discretion the proxies are
of Ernst & Young LLP as       authorized to vote upon such other
Independent Auditors          matters as may properly come before
                              the Meeting.
FOR   AGAINST   ABSTAIN
 ___     ___       ___                                       ___
/___/   /___/     /___/       I WILL ATTEND ANNUAL MEETING  /___/


                              Date: _____________________________

                              ___________________________________
                                Signature(s) of Stockholder(s)
                              ___________________________________

                              Please mark, date and sign as your name
                              appears [to the left] [above] and return in the enclosed envelope. If signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give your full title as such.

---------------------------------------------------------------------------
                         FOLD AND DETACH HERE

Dear Stockholder:

     Enclosed are materials relating to the Company's 1996 Annual Meeting of Stockholders. The notice of the Meeting and Proxy Statement describe the formal business to be transacted at the Meeting.

     Your vote is important to us. Whether or not you expect to attend the Meeting, please complete, sign and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States.

     If you plan to attend the Meeting, please also mark the attendance box on the proxy card.


                                   REYNOLDS METALS COMPANY

                         REYNOLDS METALS COMPANY

               Proxy Solicited by the Board of Directors
                  for Annual Meeting of Stockholders
                             April 17, 1996



     The undersigned appoints Richard G. Holder and D. Michael Jones, and each of them, proxies, with full power of substitution, to vote the shares of 7% PRIDES(SM), Convertible Preferred Stock of Reynolds Metals Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Reynolds Metals Company Building, 6601 West Broad Street, Richmond, Virginia, on Wednesday, April 17, 1996 at 10:00 A.M. (local time), and at any adjournments thereof. The undersigned hereby confer(s) upon the proxies and each of them authority to vote for a substitute Nominee or substitute Nominees designated by the Board of Directors with respect to the election of Directors if any Nominee is unavailable to serve for any reason if elected.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH ANY CHOICE SPECIFIED BY THE STOCKHOLDER; WHERE THERE IS NO CHOICE, SUCH SHARES WILL BE VOTED IN FAVOR OF ITEMS 1, 2, 3 AND 4.




              (continued and to be SIGNED on the Reverse Side)

                                             Please mark your
                                             votes as indicated   ___
                                             in this example     /X /
                                                                 ___
     The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

                                   Item 1 - Election of Directors:

FOR all                       Nominees - Patricia C. Barron, William O.
Nominees       WITHHOLD       Bourke, John R. Hall, Robert L. Hintz,
(except as     AUTHORITY      Richard G. Holder, William H. Joyce, Mylle
withheld in    to Vote        Bell Mangum, D. Larry Moore, Randolph N.
the space      for all        Reynolds, James M. Ringler, Henry S. Savedge,
provided)      Nominees       Jr., Jeremiah J. Sheehan, Joe B. Wyatt

 ___            ___           (To withhold authority to vote for any
/___/          /___/          individual Nominee, write that Nominee's
                              name in the space provided below.)

                              __________________________________________


         Item 2                                Item 3

Approval of Amendment to the  Approval of the 1996 Nonqualified Stock
Performance Incentive Plan    Option Plan

FOR     AGAINST    ABSTAIN         FOR     AGAINST    ABSTAIN
  ___     ___        ___            ___      ___        ___
 /___/   /___/      /___/          /___/    /___/      /___/


         Item 4                              Item 5

Ratification of Selection of  In their discretion the proxies are
Ernst & Young LLP as          authorized to vote upon such other
Independent Auditors          matters as may properly come before
                              the Meeting.
FOR     AGAINST    ABSTAIN
  ___     ___        ___
 /___/   /___/      /___/                                    ___
                              I WILL ATTEND ANNUAL MEETING  /___/


                              Date: ________________________________

                              ______________________________________
                                  Signature(s) of Stockholder(s)
                              ______________________________________

                              Please mark, date and sign as your name
                              appears [to the left] [above] and
                              return in the enclosed envelope. If signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give your full title as such.

--------------------------------------------------------------------------
                         FOLD AND DETACH HERE

Dear Stockholder:

     Enclosed are materials relating to the Company's 1996 Annual Meeting of Stockholders. The notice of the Meeting and Proxy Statement describe the formal business to be transacted at the Meeting.

     Your vote is important to us. Whether or not you expect to attend the Meeting, please complete, sign and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States.

     If you plan to attend the Meeting, please also mark the attendance box on the proxy card.


                                   REYNOLDS METALS COMPANY

                                                                  APPENDIX B




                          REYNOLDS METALS COMPANY



                        Performance Incentive Plan





                          As Amended and Restated
                         Effective January 1, 1996


                             TABLE OF CONTENTS


                                                            Page


1.   PURPOSE                                                  1

2.   ADMINISTRATION                                           1

3.   PARTICIPATION                                            2

4.   TARGET AWARD LEVELS                                      2

5.   PERFORMANCE GOALS                                        2

6.   DETERMINATION OF AWARDS                                  3

7.   COMMUNICATION                                            3

8.   PAYMENT OF AWARDS                                        3

9.   COMPANY STOCK                                            6

10.  EFFECTIVE DATE OF PLAN                                   7


1.   PURPOSE

     The purpose of the Performance Incentive Plan (the "Plan") is to promote the financial success of Reynolds Metals Company (the "Company") by:

     (a) providing compensation opportunities which are competitive with those of other major companies;

     (b) supporting the Company's goal-setting and strategic planning process; and

     (c) motivating key executives to achieve annual business goals by allowing them to share in the risks and rewards of the business.

2.   ADMINISTRATION

     (a) The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board"). No member of the Committee shall be eligible to participate in the Plan.

     (b) The Committee shall have the power and authority to adopt, amend and rescind any administrative guidelines, rules, regulations, and procedures deemed appropriate to the administration of the Plan, and to interpret and rule on any questions relating to any provision of the Plan.

     (c) The decisions of the Committee shall be final, conclusive and binding on all parties, including the Company and participating employees.

     (d) The Board may from time to time amend, suspend or terminate the Plan, in whole or in part. Notwithstanding the foregoing, the Board may, in any circumstance where it deems such approval necessary or desirable, and shall, to the extent necessary to maintain compliance with Rule 16b-3 under the Securities Exchange Act of 1934 as in effect from time to time, require stockholder approval as a condition to the effectiveness of any amendment or modification of the Plan.

3.   PARTICIPATION

     Company officers and other key employees of the Company and its subsidiaries who are recommended by the Chief Executive Officer of the Company and who are approved by the Committee shall be eligible for participation in the Plan during a Plan year.

4.   TARGET AWARD LEVELS

     After consultation with management, the Committee may designate target award levels to be earned by participants for a given Plan year. Such target awards may vary by management level.

5.   PERFORMANCE GOALS

     To the fullest extent possible, management shall establish performance goals for participants to help it determine the awards it will recommend for the Plan year. Such goals may relate to corporate performance, divisional performance, and individual performance as appropriate to the purpose of the Plan and the positions and responsibilities of the participants.

6.   DETERMINATION OF AWARDS

     As soon as practicable following the close of each Plan year, the Committee shall, after consultation with management, determine the award earned by each participant for the Plan year. In special cases of meritorious performance, after consultation with management, the Committee may make awards to individuals who were not previously designated as eligible for participation during the Plan year. If a participant has died during the Plan year, an award may be made to the participant's spouse or legal representative if the Committee so determines.

7.   COMMUNICATION

     Participants shall be advised in writing of their participation in the Plan and of any performance goals applicable to their awards.

8.   PAYMENT OF AWARDS

     Awards shall be payable in cash as soon after the close of the Plan year as feasible; provided, however, that payment of part or all of any award may be deferred in accordance with the terms of any incentive deferral plan maintained from time to time by the Company.

     (c) Any other provision of the Plan to the contrary notwithstanding, except as otherwise determined by the Committee in accordance with Paragraph 6(a) of the Company's Stock Ownership Guidelines for Officers (the "Guidelines"), the following provisions shall apply to the payment of an award to any participant who is subject to the Guidelines and who had not met the applicable minimum stock ownership level of the Guidelines as of the December 31 immediately preceding the date of payment of an award under the Plan.

          The award to any such participant shall be paid part in cash and part in the form of shares of Common Stock of the Company ("Shares"). The number of Shares issued under this provision shall be equal to the number of Shares that would have been necessary to bring the participant into compliance with the Guidelines as of the December 31 immediately preceding the date of payment of the award; provided, however, that in no event shall more than half of the value of a participant's award be paid in the form of Shares; and provided, further, that the part of the award for any participant that is payable in Shares shall not exceed the annual rate of base salary in effect for the participant at the time of the award. The remainder of the participant's award shall be paid in cash. Awards of Shares shall be made without payment of a purchase price.

          Any payment in accordance with this subsection (c) shall be subject to the following terms and conditions:

          (i) An award shall be converted into Shares by dividing (y) the cash value of the part of the award to be paid in Shares by
               (z) the arithmetic average of the high and low sales prices of the Shares as reported on New York Stock Exchange Composite Transactions on the date preceding the date on which the award is paid. Any fractional Share shall be paid in cash.

         (ii) The mandatory share award provisions of this subsection (c) shall not apply to the extent the participant has already elected under the Company's New Management Incentive Deferral Plan (y) to defer a portion of his or her award under the Plan and (z) to have such deferred award be credited with additional income based on shares of phantom stock of the Company.

        (iii) Except to the extent a participant has elected to have a deferred award be credited with additional income based on shares of phantom stock of the Company, any voluntary deferral of the payment of part or all of an award under the Plan shall apply only to the part of the award that is payable in cash after the application of this subsection
               (c); provided, however, that any such voluntary deferral shall be reduced as necessary to ensure the payment of all applicable payroll taxes.

         (iv) To the extent a participant is subject to a mandatory deferral of the payment of part or all of an award under the Plan, the mandatory deferral shall apply first to the part of the award that is payable in cash. To the extent the award that would be paid in Shares remains subject to the mandatory deferral, the payment that would otherwise be made in the form of Shares shall instead be deferred under the Company's New Management Incentive Deferral Plan to earn income based on shares of phantom stock of the Company.

9.   COMPANY STOCK

     Shares reserved for issuance under the Plan may be authorized but unissued shares, shares reacquired by the Company, or a combination of both, as the Board may from time to time determine. If any stock dividend is declared upon the Shares, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to the Shares, resulting in a split-up or combination or exchange of shares, the Shares reserved for issuance under the Plan shall be proportionately and appropriately adjusted.

10.  EFFECTIVE DATE OF PLAN

     The Plan as originally adopted was effective for the fiscal year commencing January 1, 1983 and continued in effect thereafter as amended from time to time. This amended and restated Plan shall be effective January 1, 1996, subject to stockholder approval at the 1995 Annual Meeting, and shall continue in effect, as amended from time to time, until it is terminated by the Board.



          Executed and adopted this 21st day of April, 1995, pursuant to action taken by the Board of Directors of Reynolds Metals Company at its meeting on November 18, 1994, and approved by the Stockholders of Reynolds Metals Company at the 1995 Annual Meeting.


                                   REYNOLDS METALS COMPANY


                                   By: Donald T. Cowles
                                   Executive Vice President, Human
                                   Resources and External Affairs

                                                                  APPENDIX C

                          REYNOLDS METALS COMPANY
                        PERFORMANCE INCENTIVE PLAN



          The Reynolds Metals Company Performance Incentive Plan is hereby amended effective January 1, 1996, by adding a new Paragraph 11 to read as follows:

     11.  SPECIAL PROVISIONS FOR TOP EXECUTIVES

          Anything herein to the contrary notwithstanding, effective with the 1996 calendar year, the following provisions shall apply each calendar year to awards to participants who are designated by the Committee as "Top Executives" for that calendar year. Top Executives shall be eligible for awards only under this Paragraph 11.

               (a) The provisions of this Paragraph 11, including the designation of Top Executives each year, shall be administered solely by those members of the Committee (at least two) who are "outside directors" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). For the Top Executives, the Plan shall be administered in a manner consistent with the performance-based compensation requirements of Section 162(m)(4) of the Code.

               (b) No later than ninety days after the beginning of each calendar year, the Committee shall establish in writing (i) one or more Performance Goals (as defined below) that must be reached in order for a Top Executive to receive an award under the Plan for the calendar year and (ii) the amount of the award to be paid upon attainment of these goals. The Committee shall have the discretion later to revise the amount to be paid upon the attainment of these goals solely for the purpose of reducing or eliminating the amount of the award otherwise payable upon attainment of these goals.

               (c) In establishing Performance Goals, the Committee shall establish both the minimum Performance Goal(s) (the "Minimum Goals") that must be reached in order for the Top Executive to receive any award for the calendar year and the maximum Performance Goal(s) (the "Maximum Goals") that must be reached in order for the Top Executive to receive the maximum award for the calendar year. Between the Minimum Goals and the Maximum Goals, the Committee may establish a range of intermediate Performance Goals with a corresponding range of awards between the minimum and maximum award opportunity. In no event may a Top Executive's maximum award hereunder for any calendar year exceed $2,500,000.

               (d) A "Performance Goal" is an objective performance goal established in writing by the Committee; it may be based on net earnings, stock price, profit before taxes, return on equity, return on capital, return on assets, total return to shareholders, earnings per share, or debt rating. Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably or otherwise situated. Performance Goals may be particular to a Top Executive or the division, department, branch, line of business, subsidiary or other unit in which the Top Executive works or with respect to which the Top Executive has responsibility and\or may be based on the performance of the Company generally. Performance Goals may vary from Top Executive to Top Executive and from calendar year to calendar year.

               (e) The amount payable to a Top Executive shall be based upon the achievement of the Performance Goals, as certified in writing by the Committee after the end of each calendar year. If the Committee believes that factors outside the Performance Goals should also be taken into account in determining the amount of the award, the Committee shall have the discretion to reduce, but not increase, the amount payable to a Top Executive based on these outside factors. No payment shall be made unless the Minimum
          Goals are achieved.

               (f) Awards under this Paragraph 11 shall be paid out in accordance with the provisions of Paragraph 8.

                                                                 APPENDIX D




                         REYNOLDS METALS COMPANY




                    1996 NONQUALIFIED STOCK OPTION PLAN





                         Effective January 1, 1996



                                  ARTICLE I
                                 DEFINITIONS

     1.01 "Board" shall mean the Board of Directors of the Company.
     1.02 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.
     1.03 "Committee" shall mean the Committee established under Section 3.01 to administer the Plan.
     1.04 "Company" shall mean Reynolds Metals Company, a Delaware corporation.
     1.05 "Company Stock" shall mean Common Stock of the Company and such other stock and securities as may be substituted therefor pursuant to Section 6.02.
     1.06 "Eligible Employee" shall mean any regular salaried employee of the Company or a Subsidiary who satisfies all of the requirements of Section 2.02.
     1.07 "Fair Market Value" shall mean, with respect to Company Stock, the closing price of Company Stock (a) as reported on New York Stock Exchange-Composite Transactions (or other appropriate reporting vehicle as determined by the Committee) for a specified date or, (b) if no such report for Company Stock is available for such date, the closing price of Company Stock as reported for the next preceding day on which Company Stock was traded and for which such report is available.
     1.08 "Grantee" shall mean any person who has been granted a stock option, either with or without related stock appreciation rights, under the Plan.
     1.09 "Option Period" shall mean the period of time provided pursuant to
Section 4.04 within which a stock option may be exercised.
     1.10 "Plan" shall mean the Reynolds Metals Company 1996 Nonqualified Stock Option Plan, as amended from time to time.
     1.11 "Stockholder Approval" shall mean approval by the affirmative vote of the stockholders of the Company present in person or by proxy and entitled to vote, representing a majority of the votes cast at a meeting duly called for that purpose and at which a quorum shall be present.
     1.12 "Subsidiary" shall mean any corporation now or hereafter in existence in which the Company owns, directly or indirectly, a voting stock interest of more than fifty percent (50%).


                               ARTICLE II
                             PARTICIPATION

     2.01 Purpose. The purpose of the Plan is to further the growth and success of the Company and its Subsidiaries by providing key employees with additional incentive to contribute to such growth and success and by aiding the Company in attracting and retaining key employees.
     2.02 Eligibility. Key employees of the Company and its Subsidiaries (including officers and employees who may be members of the Board) who, in the sole opinion of the Committee, contribute significantly to the growth and success of the Company or a Subsidiary shall be eligible for options to purchase Company Stock and related stock appreciation rights under the Plan. From among all such Eligible Employees, the Committee shall determine from time to time those Eligible Employees to whom options and related stock appreciation rights, if any, shall be granted. No Eligible Employee shall have any right whatsoever to receive options or stock appreciation rights unless so determined by the Committee.
     2.03 No Employment Rights. The Plan shall not be construed as conferring any rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company or any Subsidiary to terminate the employment of any person or to take any other action affecting such person.


                                   ARTICLE III
                                    COMMITTEE

     3.01 Administration. The Plan shall be administered by a Committee of at least three (3) persons, all of whom shall be members of the Board, appointed from time to time by the Board. The Board shall appoint one member of the Committee to act as Chairman. Vacancies shall be filled in the same manner as original appointments. The Committee shall hold meetings upon such notice and at such place or places, and at such time or times as it may from time to time determine. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business, and the acts of a majority of the members participating in any meeting at which a quorum is present shall be the acts of the Committee. The Committee may act without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the members of the Committee and filed with the minutes of the Committee. As of the time that the Committee exercises its discretion in administering the Plan, all of the members of the Committee shall be "disinterested persons" as contemplated by Rule l6b-3, as in effect at such time, under the Securities Exchange Act of 1934, as amended.
     3.02 Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to determine:
     (a)  the persons to whom options shall be granted,
     (b)  the number of shares to be included in each option,
     (c) the price at which the shares included in each option may be purchased,
     (d) the period or periods of time within which each option may be exercised, and
     (e)  the stock appreciation rights, if any, related to each option.
In no case, however, shall a Grantee be awarded options to purchase in the aggregate more than three hundred thousand (300,000) shares of Company Stock under the Plan. Nothing contained in this Plan shall be construed to give any person the right to be granted an option or stock appreciation right. The Committee is empowered, in its discretion, (i) to modify, extend or renew any option or stock appreciation right theretofore granted, subject to the limitations set forth in Articles IV and V, and (ii) to adopt such rules and regulations and take such other action as it shall deem necessary or proper for the administration of the Plan; provided, however, that except to the extent provided under Section 6.02, the Committee shall not have the power to reprice options or stock appreciation rights that have been granted previously under the Plan. The Committee shall also have authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation of the Plan shall be final and conclusive. The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.


                              ARTICLE IV
                           TERMS OF OPTIONS

          4.01 General. Grants of options shall be made without the payment of a purchase price by any Grantee. Each option granted under the Plan shall be evidenced by a stock option agreement between the Company and the Grantee which shall contain the terms and conditions required by this Article IV, and such other terms and conditions, not inconsistent herewith, as the Committee may deem appropriate in each case.
          4.02 Option Price. The price at which each share of Company Stock covered by an option may be purchased shall be determined in each case by the Committee and set forth in each stock option agreement. In no event shall such price be less than one hundred percent (100%) of the Fair Market Value of Company Stock on the date the option is granted.
          4.03 Period for Exercise. Each stock option agreement shall state the period or periods of time within which the option may be exercised by the Grantee, in whole or in part, which shall be the period or periods of time as may be determined by the Committee, provided that:
          (a) No option may be exercised within one (l) year from the date the option is granted;
          (b) No Option Period may exceed ten (l0) years from the date the option is granted;
          (c) If the Grantee's employment by the Company and its Subsidiaries terminates because of the Grantee's retirement or disability, or for any other reason with the approval of the Committee, any option outstanding and exercisable as of the date of termination (and, in the Committee's sole discretion, any option outstanding but not yet exercisable as of such date) may be exercised by the Grantee following the date of termination (to the extent permitted by Section 4.03(a) and in accordance with the terms of the stock option agreement);
          (d) If the Grantee dies during the Option Period either while in the employ of the Company or a Subsidiary or following the date of termination of employment as described in subsection (c) above, any option otherwise outstanding and exercisable as of the date of death may be exercised following such death in accordance with the terms of the stock option agreement, by the person or persons entitled to do so under the Grantee's last will and testament, or if the Grantee shall fail to make testamentary disposition of his or her option or shall die intestate, by the person or persons entitled to receive said option under the intestate laws; and
          (e) If the Grantee's employment by the Company and its Subsidiaries terminates for reasons other than death, retirement, disability, or other reasons approved by the Committee pursuant to subsection (c) above, then any outstanding option shall be deemed terminated immediately and shall not thereafter be exercisable by the Grantee.
          4.04 Exercise of Option. Subject to Section 4.03, each option may be exercised in whole or in part from time to time as specified in the stock option agreement. Each Grantee may exercise an option by giving written notice of the exercise to the Company, specifying the number of shares to be purchased, accompanied by payment in full of the purchase price therefor; if required, the Grantee shall also pay an amount equal to the applicable withholding taxes as soon as administratively feasible. The purchase price may be paid in cash, by check, or, with the approval of the Committee, in shares of Company Stock having at the time the option is exercised an aggregate Fair Market Value equal to the purchase price of the shares acquired pursuant to the exercise of the option, or a combination thereof. Likewise, the applicable withholding taxes may be paid in cash, by check, or, with the approval of the Committee, in shares of Company Stock (including shares received from the exercise of the option) having at the time the option is exercised an aggregate Fair Market Value equal to such withholding taxes, or a combination thereof. A Grantee may also exercise an option by way of the Company's broker-assisted stock option exercise program, provided such program is available to the Grantee at the time of the option's exercise. An option shall become nonexercisable and shall be treated as voluntarily surrendered to the extent that the related stock appreciation right is exercised. No Grantee shall be under any obligation to exercise any option granted hereunder. The Grantee may exercise the option or not in his or her sole discretion.
          4.05 Date Option Granted. For purposes of the Plan, a stock option shall be considered as having been granted on the date on which the Committee authorized the grant of the option, except where the Committee has designated a later date, in which event the later date shall constitute the date of grant of the option; provided, however, that in either case notice of the grant of the option shall be given to the employee within a reasonable time.
          4.06 No Incentive Stock Options. No option granted under the Plan shall be treated as an incentive stock option for purposes of Sections 421 and 422A of the Code or any comparable section or sections of future legislation amending, modifying, supplementing or superseding those sections.


                                ARTICLE V
                        STOCK APPRECIATION RIGHTS

          5.01 General. Each stock appreciation right granted under the Plan shall be evidenced by a stock appreciation right agreement between the Company and the Grantee which shall contain the terms and conditions required by this
Article V, and such other terms and conditions, not inconsistent herewith, as the Committee may deem appropriate in each case. Each stock appreciation right shall relate to a specific option granted under the Plan and shall be granted to the Grantee either concurrently with the grant of such option or at such later time as may be determined by the Committee; provided, however, that the grant of a stock appreciation right shall not otherwise change the terms of the underlying option. A stock appreciation right shall entitle a Grantee to receive a number of shares of Company Stock (without payment to the Company, except for applicable withholding taxes), cash, or shares and cash, as determined by the Committee in accordance with this Article.
          5.02 Number of Shares or Amount of Cash. Unless otherwise determined by the Committee, in its sole discretion, and provided in the stock appreciation right agreement, the number of shares which shall be issued pursuant to the exercise of a right shall be determined by dividing:
          (a) that portion, as elected by the Grantee in the notice of exercise, of the total number of shares of Company Stock (i) which the Grantee is eligible to purchase as of the exercise date under the related option and (ii) as to which stock appreciation rights have been granted, but not exercised, multiplied by the amount (if any) by which the Fair Market Value of Company Stock on the exercise date exceeds the price per share at which the related option could have been exercised on the exercise date, by
          (b) the Fair Market Value of Company Stock on the exercise date; provided, however, that fractional shares shall not be issued and in lieu thereof a cash adjustment equal to the same fraction of the Fair Market Value on the exercise date shall be paid. In lieu of issuing Company Stock on the exercise of a right, the Committee in its sole discretion may elect to pay the cash equivalent of the Fair Market Value on the exercise date of any or all the shares of Company Stock which would otherwise be issuable upon exercise of the right. The Committee may require that in order to be paid cash upon the exercise of a stock appreciation right, certain Grantees must exercise the right during a limited window period following the public release of the Company's quarterly or annual earnings report, as established pursuant to Securities and Exchange Commission rules. If this restriction applies to a Grantee when he or she exercises a stock appreciation right for cash, the amount received upon exercise of the right shall be based on the highest Fair Market Value during the limited window period.
          5.03 Exercise. Each stock appreciation right may be exercised in whole or in part from time to time, to the extent that the option to which it relates shall be exercisable and to the extent permitted by its stock appreciation right agreement; provided, however, that no stock appreciation right may be exercised until the expiration of six (6) months from the date of its grant. Each Grantee may exercise a stock appreciation right by giving written notice to the Company, specifying the number of shares as to which such right is being exercised, accompanied by an amount equal to the applicable withholding taxes, if necessary. The date the Company receives the written notice is herein referred to as the "exercise date." No Grantee shall be under any obligation to exercise any stock appreciation right granted hereunder. The Grantee may exercise the right or not in his or her sole discretion. A stock appreciation right shall become nonexercisable and shall be forfeited to the extent that the related option is exercised.


                                ARTICLE VI
                               COMPANY STOCK

          6.01 Number of Shares. The aggregate number of shares of Company Stock that may be sold or delivered under the Plan shall not exceed two million (2,000,000) shares. Shares of Company Stock sold or delivered under the Plan may be authorized but unissued shares, shares reacquired by the Company, or a combination of both, as the Board may from time to time determine. Shares of Company Stock not purchased under any option granted under the Plan which are no longer available for purchase thereunder by virtue of the total or partial expiration, termination or voluntary surrender of the option and which were not issued upon exercise of a related stock appreciation right shall continue to be otherwise available for the purposes of the Plan. Notwithstanding the above, however, upon surrender of any portion of an option in connection with the exercise of the related stock appreciation right, the number of shares of Company Stock subject to the surrendered portion of the option (in lieu of the number of shares, if any, issued pursuant to the exercise of the related stock appreciation rights) shall be charged against the maximum number of shares of Company Stock issuable under the Plan, and such number of shares of Company Stock shall not be available for future options and/or stock appreciation rights.
          6.02 Recapitalization. If any stock dividend is declared upon the Company Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to its Company Stock, resulting in a split-up or combination or exchange of shares, or if any special distribution is made to holders of Company Stock, the aggregate number and kind of shares which may thereafter be offered under the Plan shall be proportionately and appropriately adjusted and the number and kind of shares then subject to options granted under the Plan and the per share option price therefor shall be proportionately and appropriately adjusted, without any change in the aggregate purchase prices to be paid therefor, all as the Committee may deem appropriate. Such adjusted option price and number and kinds of shares also shall be used to determine the amount payable by the Company upon the exercise of any stock appreciation rights associated with any such option as set forth in Article V hereof. In the event the Company is merged or consolidated with or into another corporation, or substantially all of its assets are sold to another corporation, appropriate provisions will be made for the protection and continuation of any outstanding options and stock appreciation rights by the substitution, on an equitable basis, of appropriate stock or other securities of the surviving or purchasing or new parent corporation.


                                 ARTICLE VII
                                   GENERAL

          7.01 Nontransferability. No option or stock appreciation right granted under the Plan shall be transferable or assignable by the Grantee except by last will and testament or the laws of descent and distribution. During the Grantee's lifetime, options and stock appreciation rights shall be exercisable only by the Grantee or by the Grantee's guardian or legal representative.
          7.02 General Restriction. Each option and each stock appreciation right shall be subject to the requirement that if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration, or qualification of securities upon any securities exchange or under any state or federal or other applicable law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or right or the issue or purchase of securities thereunder, such option or right may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee.
          7.03 No Rights as Stockholder. The holder of an option or stock appreciation right shall not have any rights of a stockholder with respect to the shares subject to the option or right until such shares shall have been delivered to him or her.
          7.04 Effective Date and Duration of Plan. The Plan shall become effective January 1, 1996, subject to Stockholder Approval. No stock options shall be granted under the Plan after December 31, 2000.
          7.05 Amendments. The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall (a) impair without the Grantee's consent any option or stock appreciation right theretofore granted under the Plan or deprive any Grantee of any shares of Company Stock which he or she may have acquired through or as a result of the Plan or (b) be made without Stockholder Approval where such change would increase the total number of shares that may be issued under the Plan (other than as provided in Section 6.02). Notwithstanding the foregoing, the Board may, in any circumstance where it deems such approval necessary or desirable, and shall, to the extent necessary to maintain compliance with Rule 16b-3 under the Securities Exchange Act of 1934 as in effect from time to time, require Stockholder Approval as a condition to the effectiveness of any amendment or modification of the Plan.
          7.06 Construction. Except as otherwise required by applicable federal laws, the Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.
          7.07 Change in Control. (a) Anything herein to the contrary notwithstanding, if there is a Change in Control of the Company (as defined in subsection (b) below), all options and stock appreciation rights already granted hereunder shall become immediately exercisable thirty (30) days after the Change in Control occurs; provided, however, that at any time during the thirty day period, the Committee may direct that no such acceleration of exercisability should occur because the Committee determines that the Change in Control presents no material risk of loss of options to any grantee; and further provided that to the extent necessary to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, the date as of which options and stock appreciation rights first become exercisable pursuant to this
Section 7.07 by grantees who are officers or directors of the Company may in no event be earlier than six (6) months from the date the option or stock appreciation right is granted.
     (b) For purposes of this Section 7.07, a "Change in Control" shall mean the occurrence of any of the following dates or events:
       (i)  a Stock Acquisition Date (as defined below);
      (ii)  a Distribution Date (as defined below);
     (iii) Continuing Directors (as defined below) ceasing to be a majority of the Board of Directors of the Company; or
     (iv) any other event which a disinterested majority of the Continuing Directors determines to be a Change in Control for purposes of this Plan. "Stock Acquisition Date," "Distribution Date" and "Continuing Directors" shall have the meanings given them in the Rights Agreement dated November 23, 1987 between the Company and The Chase Manhattan Bank, N.A., as initially executed.